Filed pursuant to Rule 424(b)(3)
Registration No. 333-229274

PROSPECTUS

WRKCo Inc.

WestRock Company

Offer to Exchange

This is an offer by WRKCo Inc., a Delaware corporation (the “Issuer” or “WRKCo”), to exchange:

(1) up to $500,000,000 3.000% Senior Notes due 2024 (“Original 2024 Notes”) for a like principal amount of 3.000% Senior Notes due 2024 which have been registered under the Securities Act of 1933, as amended (the “Securities Act” and the registered notes due 2024, the “Exchange 2024 Notes”);

(2) up to $600,000,000 3.750% Senior Notes due 2025 (“Original 2025 Notes”) for a like principal amount of 3.750% Senior Notes due 2025 which have been registered under the Securities Act (“Exchange 2025 Notes”);

(3) up to $750,000,000 4.650% Senior Notes due 2026 (“Original 2026 Notes”) for a like principal amount of 4.650% Senior Notes due 2026 which have been registered under the Securities Act (“Exchange 2026 Notes”);

(4) up to $500,000,000 3.375% Senior Notes due 2027 (“Original 2027 Notes”) for a like principal amount of 3.375% Senior Notes due 2027 which have been registered under the Securities Act (“Exchange 2027 Notes”);

(5) up to $600,000,000 4.000% Senior Notes due 2028 (“Original 2028 Notes”) for a like principal amount of 4.000% Senior Notes due 2028 which have been registered under the Securities Act (“Exchange 2028 Notes”); and

(6) up to $750,000,000 4.900% Senior Notes due 2029 (“Original 2029 Notes” and, together with the Original 2024 Notes, the Original 2025 Notes, the Original 2026 Notes, the Original 2027 Notes and the Original 2028 Notes, the “Original Notes”) for a like principal amount of 4.900% Senior Notes due 2029 which have been registered under the Securities Act (“Exchange 2029 Notes” and, together with the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2026 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes, the “Exchange Notes”).

We are conducting the exchange offers in order to provide you with an opportunity to exchange your Original Notes for Exchange Notes that have been registered under the Securities Act. The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.”

Material Terms of the Exchange Offers:

•	The Issuer will exchange all Original Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are freely tradable.

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You may withdraw tenders of Original Notes at any time prior to the expiration of the relevant exchange offer. In addition, if we have not accepted for payment the Original Notes you have tendered to us, you may also withdraw your Original Notes at any time after 12:00 a.m. (midnight), New York City time, on March 14, 2019, the 40th business day following the commencement of the exchange offers.

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Each exchange offer will expire at 12:00 a.m. (midnight), New York City time, on February 13, 2019 (the “expiration date”), unless extended. We do not currently intend to extend the expiration date unless required to do so by applicable law as described under “The Exchange Offers—Expiration Date; Extensions; Amendments.”

•	The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

•	To exchange your Original Notes, you are required to make certain representations to us. See “The Exchange Offers—Procedures for Tendering” for more information.

•	We will not receive any proceeds from the exchange offers.

The Exchange Notes:

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The terms of the Exchange Notes to be issued in the exchange offers are substantially identical to the terms of the corresponding series of Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes, and the Issuer will issue the Exchange Notes under the same indenture that governs the applicable series of Original Notes.

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The Exchange Notes will be fully, unconditionally, jointly and severally guaranteed on an unsecured unsubordinated basis by the same entities that guarantee the Original Notes, specifically WestRock Company, a Delaware corporation (“Parent” or the “Parent Guarantor”), WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT”), and WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV” and, together with WRK RKT, the “Subsidiary Guarantors”). The Parent Guarantor and Subsidiary Guarantors are collectively referred to as the “Guarantors.” Each guarantee constitutes a separate security that is being offered by the relevant guarantor. See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—The Guarantees” and “Description of Notes—2026 Notes and 2029 Notes—The Guarantees.”

•	The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the indenture governing the applicable series of Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with the exchange offers, the Issuer does not currently anticipate that it will register any series of the Original Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of: (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 11 for a discussion of certain factors you should consider in connection with the exchange offers and an investment in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2019.

You should rely only on the information contained in this prospectus and the documents incorporated by reference herein. We have not authorized any person to provide you with any information or represent anything about us or the exchange offers that is not contained in this prospectus or incorporated by reference herein. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (770) 448-2193 or writing us at the following address:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

Attention: Investor Relations

In order to ensure timely delivery of the requested documents, requests should be made no later than February 6, 2019, which is five business days before the date the exchange offers expire.

See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

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EXPLANATORY NOTE

On November 2, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2018, among WRKCo Inc. (formerly known as WestRock Company), which we refer to as “WRKCo” or the “Issuer,” KapStone Paper and Packaging Corporation (“KapStone”), WestRock Company (formerly known as Whiskey Holdco, Inc.), which we refer to as “Parent,” Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc., WestRock Company acquired all of the outstanding shares of KapStone through a transaction in which: (i) Whiskey Merger Sub, Inc. merged with and into WRKCo, with WRKCo surviving such merger as a wholly owned subsidiary of Parent (the “WestRock Merger”) and (ii) Kola Merger Sub, Inc. merged with and into KapStone, with KapStone surviving such merger as a wholly owned subsidiary of Parent (the “KapStone Merger” and, together with the WestRock Merger, the “KapStone Acquisition”). Effective as of the effective time of the KapStone Acquisition, Whiskey Holdco, Inc. changed its name to “WestRock Company” and WRKCo changed its name to “WRKCo Inc.”

As a result of the KapStone Acquisition, among other things, WestRock Company became the ultimate parent of WRKCo, KapStone and their respective subsidiaries and the successor registrant to WRKCo and KapStone pursuant to Rule 12g-3(c) under the Exchange Act of 1934, as amended (the “Exchange Act”). WRKCo was the accounting acquirer in the KapStone Acquisition; therefore the historical consolidated financial statements of WRKCo for periods prior to the KapStone Acquisition are also considered to be the historical financial statements of WestRock Company.

Whiskey Holdco, Inc. was formed on January 25, 2018 for the purpose of effecting the KapStone Acquisition. At the time of its formation and until the consummation of the KapStone Acquisition, Whiskey Holdco, Inc. was a wholly-owned subsidiary of WRKCo. Prior to the KapStone Acquisition, Whiskey Holdco, Inc. did not conduct any activities other than those incidental to its formation and the matters incidental to the Merger Agreement. As a wholly-owned subsidiary of WRKCo, Whiskey Holdco, Inc.’s limited activities prior to the KapStone Acquisition are reflected in WRKCo’s consolidated financial statements for the fiscal year ended September 30, 2018. As a result, we have not presented any separate financial information for Whiskey Holdco, Inc. as that information would not be meaningful.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offers. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov). Our SEC filings are also available at the office of the New York Stock Exchange, or NYSE, the exchange on which our common stock is listed, at 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our filings from the NYSE, you should call 212-896-2830.

You also may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (770) 448-2193 or writing us at the following address:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

Attention: Investor Relations

Our Internet address is http://www.westrock.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC:

•	WestRock Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

•	WestRock Company’s Current Reports on Form 8-K filed on November 5, 2018 (SEC Accession No. 000117184318007567 and No. 000117184318007569), December 3, 2018, December 10, 2018 and January 16, 2019;

•	the Issuer’s Current Report on Form 8-K filed on October 31, 2018;

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those portions of WestRock Company’s Definitive Proxy Statement on Schedule 14A, filed on December 18, 2018, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018; and

•	all documents filed by WestRock Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the exchange offers.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus or the documents incorporated by reference herein that do not relate strictly to historical facts are forward-looking statements. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words such as “may”, “will”, “could”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target” and “potential”, or refer to future time periods, and include statements made in this prospectus and the documents incorporated by reference herein regarding, among other things:

•	our belief that we are one of the largest paper recyclers in North America;

•	our plan to operate our recycling operations primarily as a procurement function in fiscal 2019;

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our belief that we are one of the largest manufacturers of temporary promotional point-of-purchase displays in North America measured by net sales and the largest manufacturer of solid fiber partitions in North America measured by net sales;

•	our expectation that we will complete the monetization of our Land and Development holdings during fiscal 2019;

•	our belief that we would be able to source significant replacement quantities from other suppliers in the event we incur production disruptions for recycled or virgin containerboard and paperboard;

•	our belief that we have good relationships with our customers;

•	our belief that our ability to leverage our full portfolio of differentiated solutions and capabilities enables us to differentiate ourselves from our competitors;

•	our belief that we compete effectively on price, design, product innovation, quality and service;

•	our belief that future compliance with health and safety laws and regulations will not have a material adverse effect on our results of operations, financial condition or cash flows;

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our belief that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will not have a material adverse effect on our results of operations, financial condition or cash flows;

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our belief that the costs associated with investigations or remediations under various environmental laws, including the Comprehensive Environmental Response, Compensation, and Liability Act, and regulations will not have a material adverse effect on our results of operations, financial condition or cash flows;

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our belief that matters relating to previously identified third party potentially responsible party (“PRP”) sites and certain facilities formerly owned or operated by Smurfit-Stone Container Corporation (“Smufit-Stone”) have been satisfied by claims in the Smurfit-Stone bankruptcy proceedings;

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our belief that we can assert claims for indemnification pursuant to existing rights we have under purchase and other agreements in connection with certain of our existing remediation sites and have insurance coverage, subject to applicable deductibles/retentions, policy limits and other conditions, for certain environmental matters;

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our expectation that compliance with the Western Climate Initiative and other similar programs may require future expenditures to meet required greenhouse gas emission reduction requirements in future years;

•	our belief that we are uniquely positioned to help our customers improve their sustainability;

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our belief that working relationships with our employees are generally good and that the material terms of our collective bargaining agreements are customary for the industry, the type of facility, the classification of the employees and the geographic location covered;

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our belief that the trading price of Parent’s common stock was adversely affected in fiscal 2018 due, in part, to concerns about announcements by certain of our competitors of planned additional capacity in the North American containerboard market;

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that we may be required to incur additional indebtedness to satisfy our payment obligations in respect of our put and call options or other arrangements pursuant to which we increase our ownership in Gondi, S.A. de C.V. (“Grupo Gondi”);

•	that we may form additional joint ventures;

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our expectation that benefits from potential, as well as completed, acquisitions and joint ventures will include synergies, cost savings, growth opportunities or access to new markets (or a combination thereof), and in the case of divestitures, the realization of proceeds from the sale of businesses and assets to purchasers that place higher strategic value on these businesses and assets than we do;

•	our expectation that the KapStone Acquisition will generate synergies and performance improvements of approximately $200 million by the end of fiscal 2021;

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our expectation that we will continue to incur significant capital, operating and other expenditures complying with applicable environmental laws and regulations, particularly those related to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater, including situations where we have been identified as a PRP;

•	our expectation that we will make future contributions primarily to certain of our non-U.S. pension plans in the coming years;

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our belief that certain multiemployer pension plans (“MEPPs”) in which we participate or have participated, including Pace Industry Union-Management Pension Fund (“PIUMPF”), have material unfunded vested benefits;

•	that we are considering withdrawing from, and may withdraw from, one or more MEPPs;

•	our belief that our existing production capacity is adequate to serve existing demand for our products and that our plants and equipment are in good condition;

•	our expectation that the linerboard production system and the market pulp production line of the Panama City, FL mill will return to full production capacity in approximately six months;

•	our belief that the resolution of lawsuits and claims will not have a material adverse effect on our consolidated financial condition, results of operations or cash flows;

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our expectation with respect to the potential benefits (including the integration of tons) related to (i) the acquisition (the “Schlüter Acquisition”) of Schlüter Print Pharma Packaging (“Schlüter”); (ii) the acquisition (the “Plymouth Packaging Acquisition”) of substantially all of the assets of Plymouth Packaging, Inc. (“Plymouth”); (iii) the July 17, 2017 acquisition of certain assets and liabilities of Island Container Corp. and Combined Container Industries LLC; (iv) the acquisition of Hanna Group Pty Ltd in a stock purchase; (v) the June 9, 2017 acquisition of U.S. Corrugated Holdings, Inc.; (vi) the acquisition of Multi Packaging Solutions International Limited (“MPS”); (vii) the March 13, 2017 acquisition of certain assets and liabilities of Star Pizza Box of Arizona, LLC, Star Pizza Box of

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Florida, Inc., Star Pizza Box of Ohio, LLC, Star Pizza Box of Texas, LLC and Box Logistics LLC; (viii) the January 19, 2016 acquisition of certain legal entities formerly owned by Cenveo Inc. in a stock purchase (the “Packaging Acquisition”); (ix) the acquisition of SP Fiber Holdings, Inc.; and (x) the joint venture with Grupo Gondi;

•	our belief that the Grupo Gondi joint venture is helping us to grow our presence in the attractive Mexican market;

•	that we expect higher cost inflation to continue through fiscal 2019;

•	our belief that our strong balance sheet and cash flow provide us the flexibility to continue to invest to sustain and improve our operating performance;

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our general expectation that the integration of a closed facility’s assets and production with other facilities will enable the receiving facilities to better leverage their fixed costs while eliminating fixed costs from the closed facility;

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our expectation that funding for our domestic operations in the foreseeable future will come from sources of liquidity within our domestic operations, including cash and cash equivalents, and available borrowings under our credit facilities, and that our foreign cash and cash equivalents are not expected to be a key source of liquidity to our domestic operations;

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our expectation that capital expenditures in fiscal 2019 will be approximately $1.5 billion, our base capital expenditures in fiscal 2019, including KapStone and investments to restore operations at our Panama City, Florida mill following Hurricane Michael, will be approximately $950 million to $1.0 billion, with roughly half invested in maintenance and half invested in high return generating projects, and we expect to invest approximately $0.5 billion in strategic projects;

•	our expectation that we will utilize the remaining U.S. federal net operating losses and other U.S. federal credits primarily over the next two years;

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our expectation that, including the estimated impact of book and tax differences, subject to changes in tax laws, our cash tax rate will move closer to our income tax rate in fiscal 2019, 2020 and 2021;

•	our estimation that we will invest approximately $22 million for capital expenditures during fiscal 2019 in connection with matters relating to environmental compliance, excluding KapStone;

•	our expectation that we will contribute approximately $22 million to our U.S. and non-U.S. pension plans in fiscal 2019;

•	our estimation that minimum pension contributions to our U.S. and non-U.S. pension plans will be in the range of approximately $25 million to $27 million annually in fiscal 2020 through 2023;

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our expectation that we will continue to make contributions in the coming years to our pension plans in order to ensure that our funding levels remain adequate in light of projected liabilities and to meet the requirements of the Pension Protection Act of 2006 and other regulations;

•	our beliefs with respect to material changes in future assumptions and estimates related to allowances and impairment;

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our belief that our estimates for restructuring costs are reasonable, considering our knowledge of the industries we operate in, previous experience in exiting activities and valuations we may obtain from independent third parties;

•	our belief that our assumptions are reasonable with respect to health insurance costs, workers’ compensation cost and pension and other postretirement benefit obligations;

•	our expectation of the impact of implementation of various accounting standards, including that certain of these standards will not have a material effect on our consolidated financial statements;

•	our belief that we will make a payment in the first quarter of fiscal 2019 related to the Plymouth Packaging Acquisition;

•	our belief that the acquisition of MPS will increase our annual paperboard consumption by approximately 100,000 tons to be supplied by us by the first half of fiscal 2019;

•	our belief that our restructuring actions have allowed us to more effectively manage our business;

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our belief that by investing in a variety of asset classes and utilizing multiple investment management firms, we can create a portfolio for our pension plans that yields adequate returns with reduced volatility;

•	our belief that PIUMPF’s demand related to our withdrawal will include both a payment for withdrawal liability and for our proportionate share of PIUMPF’s accumulated funding deficiency;

•	our expectation that our contributions to PIUMPF will not continue to exceed 5% of total plan contributions;

•	our belief that our tax positions are appropriate;

•	our expectation that MWV Timber Notes Holding, LLC will only repay the liability at maturity from the Timber Note proceeds;

•	our belief that the liability for environmental matters was adequately reserved at September 30, 2018;

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our expectation that the resolution of the Antitrust Litigation (as defined in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (the “2018 10-K”) incorporated by reference herein) will not have a material adverse effect on our results of operations, financial condition or cash flows;

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our belief that we have valid defenses to asbestos-related personal injury claims and intend to continue to defend them vigorously, and that should the volume of asbestos-related personal injury litigation grow substantially, it is possible that we could incur significant costs resolving these cases;

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our expectation that the resolution of pending asbestos litigation and proceedings will not have a material adverse effect on our consolidated financial condition or liquidity and that in any given period or periods, it is possible that asbestos-related proceedings or matters could have a material adverse effect on our results of operations, financial condition or cash flows;

•	our estimation that the exposure with respect to certain guarantees we have made could be approximately $50 million;

•	our belief that our exposure related to guarantees will not have a material impact on our results of operations, financial condition or cash flows;

•	our expectation that we will not issue additional stock appreciation rights;

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our anticipation that we will be able to fund our capital expenditures, interest payments, dividends and stock repurchases, pension payments, working capital needs, note repurchases, restructuring activities, repayments of current portion of long-term debt and other corporate actions for the foreseeable future from cash generated from operations, borrowings under our credit facilities, proceeds from our New A/R Sales Agreement (as defined in the 2018 10-K), proceeds from the issuance of debt or equity securities or other additional long-term debt financing, including new or amended facilities;

•	that we may seek to refinance existing indebtedness, to extend maturities, reduce borrowing costs or otherwise improve the terms and composition of our indebtedness;

•	that we may enter into various hedging transactions, including interest rate swap agreements and foreign-exchange hedge contracts;

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our belief that in the event of a distribution in the form of dividends or dispositions of our foreign subsidiaries, we may be subject to incremental U.S. income taxes, subject to an adjustment for foreign tax credits, and withholding taxes or income taxes payable to the foreign jurisdictions;

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that it is reasonably possible that our unrecognized tax benefits will decrease by up to $5.5 million in the next twelve months due to expiration of various statues of limitations and settlement of issues; and

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the expected impact of market risks, such as interest rate risk, pension plan risk, foreign currency risk, commodity price risks, energy price risk, rates of return, the risk of investments in derivative instruments, and the risk of counterparty nonperformance, and expected factors affecting those risks, including our exposure to foreign currency rate fluctuations.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties—many of which are beyond our control, dependent on actions of third parties or currently unknown to us—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Particular uncertainties that could cause our actual results to be materially different than those.

PROSPECTUS SUMMARY

This summary does not contain all the information that may be important to you. You should read the following summary together with the more detailed information appearing elsewhere in or incorporated by reference in this prospectus, including the section titled “Risk Factors” and the financial statements and related notes incorporated by reference herein. In this prospectus, references to “WestRock,” the “Company,” “we,” “us,” and “our” refer to the business of WestRock Company and its subsidiaries on a consolidated basis for periods on or after November 2, 2018 and to WRKCo Inc. (formerly known as WestRock Company) and its subsidiaries on a consolidated basis for periods prior to November 2, 2018. References to “WRKCo” or the “Issuer” refer only to WRKCo Inc., and not to any of its subsidiaries, references to “Parent” refer to WestRock Company and not to any of its subsidiaries, references to “WRK RKT” and “RockTenn” refer to WestRock RKT, LLC, a wholly owned direct subsidiary of the Issuer formerly known as WestRock RKT Company and Rock-Tenn Company, and references to “WRK MWV” and “MWV” refer to WestRock MWV, LLC, a wholly owned direct subsidiary of the Issuer formerly known as MeadWestvaco Corporation.

Overview

We are a multinational provider of paper and packaging solutions for consumer and corrugated packaging markets. We partner with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. Our 50,000 team members support customers around the world from more than 320 operating and business locations spanning North America, South America, Europe, Asia and Australia. We also sell real estate primarily in the Charleston, South Carolina region.

KapStone Acquisition

On November 2, 2018, we completed the KapStone Acquisition and a corporate restructuring. As a result of these transactions, both WRKCo, formerly known as WestRock Company, and KapStone are wholly owned subsidiaries of WestRock Company, our parent company. WestRock MWV, LLC and WestRock RKT, LLC remain subsidiaries of the Issuer. WestRock Company was formed on January 25, 2018 for the purpose of effecting the KapStone Acquisition and, prior to the consummation of the KapStone Acquisition, did not conduct any activities other than those incidental to its formation and the matters incidental to the Merger Agreement. We discuss the KapStone Acquisition in more detail in “Note 2. Mergers, Acquisitions and Investment” of the Notes to Consolidated Financial Statements included in our 2018 10-K incorporated by reference herein.

Our Business

We report our financial results of operations in the following three reportable segments: Corrugated Packaging, which consists of our containerboard mills and corruga ted packaging operations, as well as our recycling operations; Consumer Packaging, which consists of our consumer mills, folding carton, beverage, merchandising displays and partition operations; and Land and Development, which sells real estate primarily in the Charleston, South Carolina region. Prior to the sale of our Home, Health and Beauty business (“HH&B”), our Consumer Packaging segment included HH&B. Certain income and expenses are not allocated to our segments and, thus, the information that management uses to make operating decisions and assess performance does not reflect these amounts. For segment financial information, including non-U.S. operations financial information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Note 6. Segment Information” of the Notes to Consolidated Financial Statements included in our 2018 10-K incorporated by reference in this prospectus.

Corporate Information

The Issuer is a Delaware corporation and a wholly owned subsidiary of Parent. Parent is a publicly traded Delaware corporation. Parent’s common stock is listed on the NYSE under the symbol “WRK.” Our principal executive offices are located at 1000 Abernathy Road NE, Atlanta, Georgia 30328. Our telephone number is (770) 448-2193, and our website address is www.westrock.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Summary of the Terms of the Exchange Offers

Background	On August 24, 2017, the Issuer (then known as WestRock Company) completed a private placement of the Original 2024 Notes and the Original 2027 Notes. On March 6, 2018, the Issuer completed a private placement of the Original 2025 Notes and the Original 2028 Notes. On December 3, 2018, the Issuer completed a private placement of the Original 2026 Notes and the Original 2029 Notes. In connection with each of the private placements, the Issuer entered into a registration rights agreement in which the Issuer agreed, among other things, to complete the exchange offers. See “The Exchange Offers—Purpose of the Exchange Offers; Registration Rights.”

The Exchange Offers	The Issuer is offering to exchange:

•	the unregistered Original 2024 Notes for an equivalent amount of the Exchange 2024 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2025 Notes for an equivalent amount of the Exchange 2025 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2026 Notes for an equivalent amount of the Exchange 2026 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2027 Notes for an equivalent amount of the Exchange 2027 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2028 Notes for an equivalent amount of the Exchange 2028 Notes, which have been registered under the Securities Act; and

•	the unregistered Original 2029 Notes for an equivalent amount of the Exchange 2029 Notes, which have been registered under the Securities Act.

The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers.”

In order to exchange an Original Note, you must follow the required procedures, and the Issuer must accept the Original Note for exchange. The Issuer will exchange all Original Notes validly tendered and not validly withdrawn prior to the expiration date. See “The Exchange Offers.”

Resale of Exchange Notes	Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the exchange offers in exchange for the Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes issued in the exchange offers in the ordinary course of your business;

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you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offers; and

•	you are not an “affiliate” of the Issuer or any of the Guarantors, as defined in Rule 405 of the Securities Act.

By tendering your Original Notes as described in “The Exchange Offers—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. The Issuer has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of: (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Consequences if You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the exchange offers or are not accepted for exchange will continue to be subject to transfer restrictions. You will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the Original Notes are registered under the Securities Act.

After the exchange offers are completed, the Issuer will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the exchange offers, the market for any remaining Original Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	Each exchange offer expires at 12:00 a.m. (midnight), New York City time, on February 13, 2019, subject to our right to extend the expiration date for any exchange offer. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	The Issuer will issue Exchange Notes in exchange for Original Notes tendered and accepted in the exchange offers promptly following the applicable expiration date (unless amended as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers.”

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, which we may amend or waive. The exchange offers are not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering.”

Withdrawal Rights

You may withdraw your tender of Original Notes at any time before the expiration date for the applicable exchange offer. See “The Exchange Offers—Withdrawal of Tenders.” In addition, if we have not accepted for payment the Original Notes you have tendered to us, you may also withdraw your Original Notes at any time after 12:00 a.m.

(midnight), New York City time, on March 14, 2019, the 40th business day following the commencement of the exchange offers.

Accounting Treatment	We will not recognize any gain or loss for accounting related to the exchange offers. We will record the expenses of the exchange offers as incurred. See “The Exchange Offers—Accounting Treatment.”

Federal Income Tax Consequences	The exchange of Original Notes for Exchange Notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offers. The address and telephone number of the exchange agent are set forth under “The Exchange Offers—Exchange Agent.” The Bank of New York Mellon Trust Company, N.A., is also the trustee under the indentures governing the Original Notes and Exchange Notes.

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms of the Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes.

Issuer	WRKCo Inc. (formerly known as WestRock Company)

Notes Offered	$500.0 million aggregate principal amount of 3.000% Senior Notes due 2024

$600.0 million aggregate principal amount of 3.750% Senior Notes due 2025

$750.0 million aggregate principal amount of 4.650% Senior Notes due 2026

$500.0 million aggregate principal amount of 3.375% Senior Notes due 2027

$600.0 million aggregate principal amount of 4.000% Senior Notes due 2028

$750.0 million aggregate principal amount of 4.900% Senior Notes due 2029

Maturity Dates	Exchange 2024 Notes: September 15, 2024

Exchange 2025 Notes: March 15, 2025

Exchange 2026 Notes: March 15, 2026

Exchange 2027 Notes: September 15, 2027

Exchange 2028 Notes: March 15, 2028

Exchange 2029 Notes: March 15, 2029

Interest	Interest on the Exchange Notes will accrue at a rate of 3.000% per year in the case of the Exchange 2024 Notes, 3.750% per year in the case of the Exchange 2025 Notes, 4.650% per year in the case of the Exchange 2026 Notes, 3.375% per year in the case of the Exchange 2027 Notes, 4.000% per year in the case of the Exchange 2028 Notes and 4.900% per year in the case of the Exchange 2029 Notes, in each case from the most recent date to which interest on the respective Original Notes has been paid. Interest is payable semi-annually in cash in arrears on March 15 and September 15.

Guarantees

As of the issue date of the Exchange Notes, the Exchange Notes will be guaranteed, on a full, unconditional, joint and several basis, by WestRock Company, WRK MWV and WRK RKT. The guarantees may be released in certain circumstances. See “Description of

Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—The Guarantees.” and “Description of Notes—2026 Notes and 2029 Notes—The Guarantees.”

Ranking	The Notes and guarantees will constitute unsecured unsubordinated debt of the applicable obligor. They will:

•	rank equally in right of payment with all of the applicable obligor’s existing and future unsecured and unsubordinated debt;

•	rank senior in right of payment to all of the applicable obligor’s existing and future subordinated debt;

•	be effectively junior to the applicable obligor’s existing and future secured debt to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the existing and future liabilities of each subsidiary of the applicable obligor (that is not itself an obligor) that does not guarantee the Notes.

As of September 30, 2018, on an as adjusted basis to give effect to the assumption of certain debt of KapStone and debt incurred in connection with the KapStone Acquisition, the total outstanding debt of the Issuer, excluding unused commitments made by lenders, would have been $10.8 billion, of which amount $20 million would have been secured. As of that date, none of the Issuer’s debt would have been subordinated to the notes.

Optional Redemption	Exchange 2024 Notes

At any time before July 15, 2024 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2024 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2024 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after July 15, 2024 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2024 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2024 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Exchange 2025 Notes

At any time before January 15, 2025 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2025 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2025 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after January 15, 2025 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the

Exchange 2025 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2025 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Exchange 2026 Notes

At any time before January 15, 2026 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2026 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2026 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after January 15, 2026 (the date that is two months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2026 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2026 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Exchange 2027 Notes

At any time before June 15, 2027 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2027 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2027 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after June 15, 2027 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2027 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2027 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Exchange 2028 Notes

At any time before December 15, 2027 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2028 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2028 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after December 15, 2027 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2028 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2028 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Exchange 2029 Notes

At any time before December 15, 2028 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the

Exchange 2029 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2029 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium.

At any time on or after December 15, 2028 (the date that is three months prior to their maturity date), the Issuer may redeem some or all of the Exchange 2029 Notes at a redemption price equal to 100% of the principal amount of the Exchange 2029 Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—Optional Redemption.” and “Description of Notes—2026 Notes and 2029 Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus) with respect to a series of Notes, each holder of such series of Notes will have the right to require the Issuer to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest, if any, to, but not including, the date of repurchase.

See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—Change of Control Offer.” and “Description of Notes—2026 Notes and 2029 Notes—Change of Control Offer.”

Certain Covenants	The indentures governing the Notes contain covenants that, among other things, limit Parent’s and the Issuer’s ability and the ability of their respective subsidiaries to:

•	grant liens on our assets;

•	enter into sale and leaseback transactions; and

•	merge, consolidate or transfer or dispose of substantially all of our assets.

Material Differences between Exchange Notes and Original Notes	The terms of the Exchange Notes to be issued in the exchange offers are substantially identical to the terms of the corresponding series of Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes, and the Issuer will issue the Exchange Notes under the same indenture that governs the applicable series of Original Notes.

No Public Trading Market	The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes. Accordingly, there can be no assurance that a market for the Exchange Notes will develop upon the completion of the exchange offers or, if developed, that such market will be sustained or as to the liquidity of any market.

Trustee, registrar and transfer agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	State of New York.

Risk Factors	You should carefully consider the information in the section entitled “Risk Factors” and under the heading “Risk Factors” in our 2018 10-K, and all other information included or incorporated by reference in this prospectus for an explanation of certain risks associated with the exchange offers.

RISK FACTORS

An investment in the Notes is subject to risks and uncertainties. You should carefully consider the risks described below in addition to the other information contained or incorporated by reference in this prospectus, including under the heading “Risk Factors” in our 2018 10-K, before deciding whether to participate in the exchange offers. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Realization of any of these risks could have a material adverse effect on our business, financial condition, cash flows and results of operations or could materially affect the value or liquidity of the Notes and result in the loss of all or part of your investment in the Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, cash flows and results of operations.

Risk Factors Incorporated by Reference

This prospectus incorporates by reference the risk factors contained in our 2018 10-K. You should carefully consider the risk factors incorporated herein by reference in addition to the risk factors below.

Risks Relating to the Exchange Offers

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or the Issuer does not accept will, following the exchange offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offers will be substantially limited. Any Original Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. Following the exchange offers, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. The Issuer’s obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

Each series of Exchange Notes is a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any securities exchange or automated dealer quotation system. Accordingly, we cannot assure you that an active trading market will develop for the Exchange Notes upon completion of the exchange offers or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in prevailing interest rates and market conditions generally, as well as changes in our performance and negative changes in the ratings assigned to us or our debt securities.

Risks Relating to the Notes

Our indebtedness may impair our financial condition and prevent us from fulfilling our obligations under the Notes and our other debt instruments.

As of September 30, 2018, after giving effect to the assumption of certain debt of KapStone and debt incurred in connection with the KapStone Acquisition, the Issuer’s total debt would have been $10.8 billion, of which $20 million would have been secured, and we would have had approximately $121 million of outstanding letters of credit not drawn upon and approximately $3.0 billion of availability under our committed credit facilities. Subject to satisfying certain conditions thereunder, we also had the ability to increase our borrowings under our receivables-backed financing facility.

Our indebtedness could have important consequences to you, including:

•	making it more difficult for the Issuer to satisfy its obligations with respect to the Notes;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our strategy and other general corporate purposes;

•

making us more vulnerable to adverse changes in general economic, industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions;

•	placing us at a competitive disadvantage compared with those of our competitors that have less debt; and

•

exposing us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Despite current indebtedness levels, we may still incur more debt. The incurrence of additional debt could further exacerbate the risks associated with our indebtedness.

Subject to certain limitations, the agreements governing our various debt obligations permit us and our subsidiaries to incur additional debt. If new debt is added to our or any such subsidiary’s current debt levels, the risks described above in the previous risk factor could intensify.

The restrictive covenants in our existing and expected future debt may affect our ability to operate our business successfully.

The agreements governing our various debt obligations contain, and our future debt instruments may contain, various provisions that limit our ability to, among other things: incur liens; incur additional indebtedness, guarantees or other contingent obligations; engage in mergers and consolidations; and make sales, transfers and other dispositions of property and assets. These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities.

In addition, certain of our credit agreements require us to maintain specified financial ratios and satisfy certain financial condition tests. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants or any other restrictive covenants contained in the agreements governing our indebtedness would result in an event of default. If an event of default in respect of any of our indebtedness occurs, the holders of the affected indebtedness could declare all amounts outstanding, together with accrued interest, to be immediately due and payable, which, in turn, could cause the default and acceleration of the maturity of our other indebtedness. We are permitted to incur additional secured debt under our existing debt instruments. If, upon an acceleration, we were unable to pay amounts owed in respect of any such indebtedness secured by liens on our assets, then the lenders of such indebtedness could proceed against the collateral pledged to them. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the Notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the 2018 10-K, incorporated by reference in this prospectus, for additional information.

Our credit ratings may not reflect the risks of investing in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market price of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Following the announcement of the KapStone Acquisition, S&P Global Ratings (“S&P) placed our ratings on CreditWatch negative. On November 27, 2018, following the consummation of the KapStone Acquisition, S&P removed the CreditWatch and affirmed our BBB credit rating with a negative outlook.

Repayment of the Issuer’s debt, including the Notes, is dependent on cash flow generated by its subsidiaries.

The Issuer and each Guarantor is a holding company that conducts substantially all of its business through its subsidiaries. Accordingly, repayment of the Issuer’s indebtedness, including the Notes, is dependent on the generation of cash flow by the Issuer’s and each Guarantor’s subsidiaries, as applicable, and their ability to make such cash available to the Issuer and the Guarantors, by dividend, debt repayment or otherwise. The Issuer’s and the Guarantor’s subsidiaries may not be able to, or be permitted to, make distributions to enable them to make payments in respect of their obligations, including with respect to the Notes in the case of the Issuer and the guarantees in the case of the Guarantors. Each of the Issuer’s and the Guarantors’ subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit its ability to obtain cash from its subsidiaries. In the event that the Issuer and the Guarantors do not receive distributions from its subsidiaries, the Issuer and the Guarantors may be unable to make required principal and interest payments on its indebtedness, including with respect to the Notes and the guarantees.

The Notes and the guarantees are unsecured and effectively subordinated to the Issuer’s and the Guarantors’ existing and future secured debt.

The Notes and the guarantees will not be secured by any of the assets of the Issuer or the Guarantors. If the Issuer or the Guarantors become insolvent or are liquidated, or if payment under any instrument governing our secured debt is accelerated, the lenders under those instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, the lenders under our secured indebtedness will have a priority claim on our assets securing the debt owed to them. In that event, because the Notes and the guarantees will not be secured by any of our assets, the assets of the Guarantors or the assets of our subsidiaries, it is possible that our remaining assets might be insufficient to satisfy your claims in full. We will be permitted to incur substantial additional secured indebtedness in the future without securing the Notes under the terms of the indentures governing the Notes. See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—Certain Covenants—Restrictions on Liens” and “Description of Notes—2026 Notes and 2029 Notes—Certain Covenants—Restrictions on Liens.”

The Notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries that are not guarantors of the Notes.

The Issuer’s obligations under the Notes will initially be guaranteed by the Issuer’s parent company, WestRock Company, and by the Issuer’s subsidiaries, WRK MWV and WRK RKT, only and not by any of our other subsidiaries. You will not have any claim as a creditor against the Issuer’s subsidiaries that are not Guarantors, and the existing and future indebtedness and other liabilities, including trade payables, whether secured or unsecured, of non-Guarantor subsidiaries of the Issuer will be structurally senior to any claim you may have against the Issuer’s non-Guarantor subsidiaries relating to the Notes.

In the event of a bankruptcy, liquidation, reorganization or other winding up of the Issuer’s non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Issuer.

The guarantees of the Notes may be released.

A guarantee of any series of the Notes can be released without the consent of the holders of the Notes of such series in certain circumstances, including a release of a guarantee by the applicable Subsidiary Guarantor upon the release of its guarantees of all our other Capital Markets Debt (as defined below). Accordingly, if we refinance all such Capital Markets Debt or the holders of such Capital Markets Debt agree to release the guarantees of such indebtedness, we will be permitted to release the guarantees by the Subsidiary Guarantors of the Notes. The guarantee of Parent may be released upon its merger with, consolidation with or sale of substantially all its assets to the Issuer or a Guarantor. See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—The Guarantees.” and “Description of Notes—2026 Notes and 2029 Notes—The Guarantees.”

We will require a significant amount of cash to service all our indebtedness, including the Notes, and our ability to generate sufficient cash depends upon many factors, some of which are beyond our control.

Our ability to make payments on and refinance our debt and to fund working capital needs and planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness or that our cash needs will not increase. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other needs, we may have to refinance all or a portion of our debt, obtain additional financing or reduce expenditures or sell assets that we deem necessary to our business. We cannot assure you that any of these measures would be possible or that any additional financing could be obtained, either on favorable terms or at all. The inability to obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to you under the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on any series of the Notes and substantially decrease the market value of the Notes of the applicable series. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness, we could be in default under the terms of the agreements governing that indebtedness. In the event of default, the holders of that indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under certain of our credit agreements could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against any of our assets securing such debt obligations, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under certain of our credit agreements to avoid being in default. If we breach our covenants under such credit agreements and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurred, we would be in default under such credit agreements, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

The Issuer may not have the funds to purchase the Notes tendered in connection with a change of control offer as required by the indentures governing the Notes.

On a Change of Control Triggering Event, as defined in the applicable indenture, with respect to a series of Notes, subject to certain conditions, the Issuer is required to offer to repurchase all outstanding Notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for that purchase of Notes will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from those sources will be available at the time of any Change of Control Triggering Event to make required repurchases of Notes tendered. In addition, certain of our credit agreements provide that certain change of control events constitute an event of default thereunder. Our future debt agreements may contain similar restrictions and provisions.

If the holders with respect to a series of Notes exercise their right to require the Issuer to repurchase Notes of such series on a Change of Control Triggering Event, the financial effect of this repurchase could cause a default under our other debt, even if the Change of Control Triggering Event itself would not cause a default. Accordingly, it is possible that the Issuer will not have sufficient funds at the time of the Change of Control Triggering Event to make the required repurchase of our other debt and the Notes or that restrictions in other indebtedness will not allow such repurchases. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indentures that govern the Notes. See “Description of Notes—2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes—Change of Control Offer.” and “Description of Notes—2026 Notes and 2029 Notes—Change of Control Offer.”

Federal and state statutes could allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the Notes and require Note holders to return payments received from the Guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to any series of the Notes or subordinate a guarantee to all of the Issuer’s other debts or to all other debts of a Guarantor if, among other things, the Issuer or a Guarantor, at the time the Issuer or such Guarantor incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

•	the Guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the Guarantor was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	the Guarantor intended to incur, or believed that it would incur, debts beyond the Guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by a Guarantor pursuant to any series of the Notes or a guarantee and require that payment to be returned to such Guarantor or to a fund for the benefit of the creditors of the Guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we are not and, after giving effect to the exchange offers, will not be, insolvent, will not have insufficient capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Issuer’s or any Guarantors’ conclusions in this regard.

Certain of our borrowings and other obligations are based upon variable rates of interest, which could result in higher expense in the event of increases in interest rates.

Certain of the agreements governing our various debt obligations allow us, and future debt instruments may allow us, to elect to accrue interest according to the alternate base rate or the London Interbank Offered Rate, which we refer to as LIBOR, in each case plus an applicable margin as set forth therein. As a result, certain of our debt obligations have an interest rate that varies depending on either the base rate or LIBOR or have a variable borrowing rate based upon LIBOR. An increase in the base rate or LIBOR would increase our interest payment obligations under such debt obligations and could have a negative effect on our cash flow and financial condition.

The Chief Executive of the United Kingdom Financial Conduct Authority has announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021 (“FCA Announcement”). The FCA Announcement indicates that the continuation of LIBOR on the current basis is not guaranteed after 2021 and, based on the foregoing, it appears likely that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect the FCA Announcement, any discontinuation, modification or other reforms to LIBOR or the establishment of alternative reference rates may have on LIBOR. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for our borrowings that have an interest rate that varies with LIBOR to be materially different than expected.

USE OF PROCEEDS

The exchange offers are intended to satisfy the Issuer’s obligations under the registration rights agreements entered into in connection with the issuance of the Original Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers. In consideration for issuing the Exchange Notes, the Issuer will receive the Original Notes from you in like principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and accounting and legal fees.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial data. As a result of the KapStone Acquisition, WestRock Company became the direct parent of WRKCo and the successor registrant pursuant to Rule 12g-3(c) under the Exchange Act. As a result, the historical consolidated financial statements of WRKCo for periods prior to the KapStone Acquisition (including the fiscal year ended September 30, 2018) are considered to be the historical financial statements of WestRock Company also. RockTenn was the accounting acquirer in the Combination (as defined in the 2018 10-K); therefore, the historical consolidated financial statements of RockTenn for periods prior to the Combination are considered to be the historical financial statements of WestRock and thus WestRock’s consolidated financial statements for the fiscal year ended September 30, 2015 reflect RockTenn’s consolidated financial statements for the period from October 1, 2014 through June 30, 2015, and WestRock’s thereafter. We derived the selected consolidated statement of operations data and selected consolidated statements of cash flows data for the years ended September 30, 2018, 2017 and 2016 and the selected consolidated balance sheet data as of September 30, 2018 and 2017 from the audited consolidated financial statements of WRKCo incorporated by reference in this prospectus. We derived the selected consolidated statements of operations data and selected consolidated statements of cash flows data for the year ended September 30, 2015 and 2014 and the selected consolidated balance sheet data as of September 30, 2016 and 2015 from the audited consolidated financial statements of WRKCo not included or incorporated by reference in this prospectus. We derived the selected consolidated balance sheet data as of September 30, 2014, from audited consolidated financial statements of RockTenn not included or incorporated by reference in this prospectus. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and the notes thereto in the 2018 10-K, incorporated by reference in this prospectus, and other financial information included and incorporated by reference in this prospectus.

	Year Ended September 30,
(in millions, except per share amounts)	2014	2015	2016	2017	2018
Net sales	$9,895.1	$11,124.8	$14,171.8	$14,859.7	$16,285.1
Multiemployer pension withdrawals (1)	$—	$—	$—	$—	$184.2
Pension risk transfer expense (2)	$—	$—	$370.7	$—	$—
Pension lump sum settlement and retiree medical curtailment, net (3)	$47.9	$11.5	$—	$32.6	$—
Land and Development impairments (4)	$—	$—	$—	$46.7	$31.9
Restructuring and other costs (5)	$55.6	$140.8	$366.4	$196.7	$105.4
Gain on sale of HH&B (6)	$—	$—	$—	$192.8	$—
Income from continuing operations (7)	$483.8	$501.2	$154.8	$698.6	$1,909.3
Income (loss) from discontinued operations (net of tax) (8)	$—	$10.6	$(544.7)	$—	$—
Net income (loss) attributable to common stockholders	$479.7	$507.1	$(396.3)	$708.2	$1,906.1
Diluted earnings per share from continuing operations	$3.29	$2.87	$0.59	$2.77	$7.34
Diluted earnings (loss) per share from discontinued operations	$—	$0.06	$(2.13)	$—	$—
Diluted earnings (loss) per share attributable to common stockholders	$3.29	$2.93	$(1.54)	$2.77	$7.34
Diluted weighted average shares outstanding	146.0	173.3	257.9	255.7	259.8
Dividends paid per common share	$0.70	$1.20	$1.50	$1.60	$1.72
Book value per common share	$30.76	$45.34	$38.75	$40.64	$45.24
Total assets	$11,039.7	$25,372.4	$23,038.2	$25,089.0	$25,360.5
Current portion of debt	$132.6	$63.7	$292.9	$608.7	$740.7
Long-term debt due after one year	$2,852.1	$5,558.2	$5,496.3	$5,946.1	$5,674.5

	Year Ended September 30,
(in millions, except per share amounts)	2014	2015	2016	2017	2018
Total debt	$2,984.7	$5,621.9	$5,789.2	$6,554.8	$6,415.2
Total stockholders’ equity	$4,306.8	$11,651.8	$9,728.8	$10,342.5	$11,469.4
Net cash provided by operating activities	$1,151.8	$1,203.6	$1,688.4	$1,900.5	$2,420.9
Capital expenditures	$534.2	$585.5	$796.7	$778.6	$999.9
Cash paid (received) for purchase of businesses, net of cash acquired	$474.4	$(3.7)	$376.4	$1,588.5	$239.9
Cash received in merger	$—	$265.7	$—	$—	$—
Purchases of common stock	$236.3	$336.7	$335.3	$93.0	$195.1
Purchases of common stock – merger related	$—	$667.8	$—	$—	$—
Cash dividends paid to WestRock Company stockholders	$101.1	$214.5	$380.7	$403.2	$440.9

(1)

In fiscal 2018, we recorded an estimated withdrawal liability of $180.0 million to withdraw from PIUMPF and $4.2 million to withdraw from the Central States, Southeast and Southwest Areas Pension Fund. See “Note 4. Retirement Plans—Multiemployer Plans” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information.

(2)

In fiscal 2016, we used plan assets to settle $2.5 billion of pension obligations of the WestRock Company Consolidated Pension Plan (the “Plan”) by purchasing group annuity contracts from the Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. (“Prudential”). This transaction transferred payment responsibility to Prudential for retirement benefits owed to approximately 35,000 U.S. retirees and their beneficiaries. As a result, we recorded a non-cash charge of $370.7 million pre-tax. See “Note 4. Retirement Plans” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information.

(3)

In fiscal 2017, lump sum payments to certain beneficiaries of the Plan, together with several one-time severance benefit payments out of the Plan, triggered pension settlement accounting and a remeasurement of the Plan. As a result of settlement accounting, we recognized as a current period expense a pro-rata portion of the unamortized net actuarial loss, after remeasurement, and recorded a $32.6 million non-cash charge to its earnings. In fiscal 2015, payments were made to former employees to partially settle obligations of one of our qualified defined benefit pension plans and we recorded a non-cash pre-tax charge of $20.0 million. In addition, changes in retiree medical coverage for certain employees covered by the USW master agreement resulted in the recognition of an $8.5 million pre-tax curtailment gain. These two items netted to an $11.5 million pre-tax charge. In fiscal 2014, we completed the first phase of our previously announced lump sum pension settlement to certain eligible former employees and recorded a pre-tax charge of $47.9 million. See “Note 4. Retirement Plans” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information.

(4)

In fiscal 2018, we recorded a $31.9 million pre-tax non-cash impairment of certain mineral rights and real estate. The $23.6 million impairment of mineral rights was driven by the non-renewal of a lease, and the other $8.3 million was recorded to write-down the carrying value on real estate projects. Similarly, in fiscal 2017, we recorded a pre-tax non-cash real estate impairment of $46.7 million, or $39.7 million net of $7.0 million of noncontrolling interest. Due to the accelerated monetization strategy in the Land and Development segment, the real estate impairments in both years were recorded to write-down the carrying value on projects where the projected sales proceeds were less than the carrying value.

(5)

Costs recorded in each period are not comparable since the timing and scope of the individual actions vary. The restructuring and other costs exclude the Specialty Chemicals costs, which are included in discontinued operations in fiscal 2016. See “Note 3. Restructuring and Other Costs” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information regarding the type of costs incurred.

(6)

On April 6, 2017, we completed the sale of HH&B. In fiscal 2017, we recorded a pre-tax gain on the sale of HH&B of $192.8 million. See “Note 1. Description of Business and Summary of Significant Accounting Policies—Description of Business” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information.

(7)

Income from continuing operations was impacted by the sale of HH&B, restructuring and other costs, the Land and Development impairments, multiemployer pension withdrawals, the pension lump sum settlements and pension risk transfer as identified in the table above for the respective years. In December 2017, the U.S. Government enacted the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). Income from continuing operations in fiscal 2018 included an income tax benefit of $1,128.8 million related to the Tax Act. See “Note 5. Income Taxes—Impacts of the Tax Act” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information. Income from continuing operations in fiscal 2017 was reduced by $26.5 million pre-tax for the expensing of inventory stepped-up in purchase accounting, primarily related to the acquisition of MPS, and income from continuing operations in fiscal 2015 was reduced by $64.7 million pre-tax for the expensing of inventory stepped-up in purchase accounting, primarily related to the Combination. Income from continuing operations in fiscal 2015 and 2014 was increased as a result of a reduction of cost of goods sold of $6.7 million and $32.3 million pre-tax, respectively, due to the recording of additional value of spare parts at our containerboard mills acquired in the May 27, 2011 acquisition of Smurfit-Stone, in a stock purchase.

(8)

Loss from discontinued operations, net of tax in fiscal 2016 included a $478.3 million pre-tax goodwill impairment charge and $101.1 million pre-tax customer list impairment charge associated with our former Specialty Chemicals operations. See “Note 7. Discontinued Operations” of the Notes to Consolidated Financial Statements in the 2018 10-K for additional information. Income from discontinued operations, net of tax in fiscal 2015 was reduced by $8.2 million pre-tax for the expensing of inventory stepped-up in purchase accounting, net of related last-in first-out inventory valuation method impact.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers; Registration Rights

In connection with the sale of the Original 2024 Notes and Original 2027 Notes, the Issuer entered into a registration rights agreement with the initial purchasers, under which the Issuer agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each series of such Notes. In connection with the sale of the Original 2025 Notes and Original 2028 Notes, the Issuer entered into a registration rights agreement with the initial purchasers, under which the Issuer agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each series of such Notes. Additionally, in connection with the sale of the Original 2026 Notes and Original 2029 Notes, the Issuer entered into a registration rights agreement with the initial purchasers, under which the Issuer agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each series of such Notes. The exchange offers are being made pursuant to the registration rights agreements to satisfy the Issuer’s obligations under those agreements.

We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the exchange offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is an “affiliate” of the Issuer or any of the Guarantors, as defined in Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. The Issuer has agreed that it will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of: (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Under the circumstances set forth below, we will, at our expense, (a) cause to be filed with the SEC a shelf registration statement covering resales of the Original Notes of the applicable series and use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 30 days of the date the obligation to file a shelf registration statement arose and (b) use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effective date of the shelf registration statement and the date all Original Notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement, with certain exceptions. These circumstances include if:

•	changes in law or in applicable interpretations thereof by the staff of the SEC do not permit us to effect the exchange offers;

•

the applicable exchange offer is not consummated by March 1, 2019, with respect to the Original 2024 Notes and the Original 2027 Notes, by September 1, 2019, with respect to the Original 2025 Notes and the Original 2028 Notes and by June 1, 2020 with respect to the Original 2026 Notes and the Original 2029 Notes;

•	under certain circumstances, the initial purchasers so request;

•

any holder notifies the Issuer that it (i) is not eligible to participate in the applicable exchange offer, (ii) may not resell the Exchange Notes without delivering a prospectus and this prospectus is not appropriate or available or (iii) is a broker-dealer and holds Original Notes acquired directly from the Issuer or one of its affiliates; or

•	any initial purchaser notifies the Issuer that it will not receive Exchange Notes in exchange for Original Notes constituting any portion of such initial purchaser’s unsold allotment.

We will, in the event of the filing of the shelf registration statement, provide to each holder of the Original Notes of the applicable series copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes of such series. A holder of Original Notes that sells its Original Notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the applicable registration rights agreement to have their Original Notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

In the event that we do not consummate the applicable exchange offer by March 1, 2019, with respect to the Original 2024 Notes or the Original 2027 Notes, by September 1, 2019, with respect to the Original 2025 Notes or the Original 2028 Notes or by June 1, 2020 with respect to the Original 2026 Notes and the Original 2029 Notes, or that we fail to comply with our obligation to file a shelf registration statement, if required by the applicable registration rights agreement, the interest rate borne by the applicable series of Original Notes will be increased by one quarter of one percent per annum for the first 90 day period and thereafter it will be increased by an additional one quarter of one percent per annum for each 90 day period that elapses; provided that the aggregate increase in such annual interest rate may in no event exceed one half of one percent, until (a) the exchange offer registration statement has been declared effective and consummated and (b) the shelf registration statement (if required) is declared effective. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the Notes of such series will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate on the applicable series of Notes may again be increased pursuant to the foregoing provisions.

This summary of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreements, each of which is incorporated by reference in this prospectus.

Terms of the Exchange Offers

The Issuer is offering to exchange the unregistered Original 2024 Notes for an equivalent amount of the Exchange 2024 Notes, which have been registered under the Securities Act, the unregistered Original 2025 Notes for an equivalent amount of the Exchange 2025 Notes, which have been registered under the Securities Act, the unregistered Original 2026 Notes for an equivalent amount of the Exchange 2026 Notes, which have been registered under the Securities Act, the unregistered Original 2027 Notes for an equivalent amount of the Exchange 2027 Notes, which have been registered under the Securities Act, the unregistered Original 2028 Notes for an equivalent amount of the Exchange 2028 Notes, which have been registered under the Securities Act and the unregistered Original 2029 Notes for an equivalent amount of the Exchange 2029 Notes, which have been registered under the Securities Act. As of the date of this prospectus, $500,000,000 aggregate principal amount of Original 2024 Notes, $600,000,000 aggregate principal amount of Original 2025 Notes, $750,000,000 aggregate principal amount of Original 2026 Notes, $500,000,000 aggregate principal amount of Original 2027 Notes, $600,000,000 aggregate principal amount of Original 2028 Notes and $750,000,000 aggregate principal amount of Original 2029 Notes are outstanding.

Upon the terms and subject to the conditions of the exchange offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered prior to 12:00 a.m. (midnight), New York time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), the Issuer will issue Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offers. The Exchange Notes issued in connection with the exchange offers will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the exchange offers, but only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes, and will be issued under the same indentures and be entitled to the same benefits under the indentures as the Original Notes of the applicable series being exchanged.

Except as described under “Book-Entry, Delivery and Form,” Exchange Notes will be issued in the form of a global note registered in the name of the Depository Trust Company (“DTC”) or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the applicable indenture governing such Notes, but certain registration and other rights under the applicable registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the applicable registration rights agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the exchange offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date for each of the exchange offers is 12:00 a.m. (midnight), New York City time, on February 13, 2019, unless we extend the expiration date for any exchange offer. We may extend this expiration date for any exchange offer in our sole discretion. If we so extend the expiration date for any exchange offer, the term “expiration date” for such exchange offer shall mean the latest date and time to which we extend such exchange offer.

We reserve the right in our sole discretion:

•	to, prior to the expiration date, delay accepting any Original Notes;

•	to extend any exchange offer;

•	to terminate any exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offers” shall not have been satisfied or waived; or

•	to amend the terms of the exchange offers in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Original Notes. If we amend any exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the applicable series of the amendment or waiver, and extend the offer if required by law.

If we materially change the terms of an exchange offer or the information concerning an exchange offer, or if we waive a material condition of an exchange offer, we will extend such exchange offer to the extent required by (i) Exchange Act Rule 13e-4(e)(3) or (ii) Securities Act Rule 162(a)(2). Rule 13e-4(e)(3) requires that if a material change occurs in the information published, sent or given to security holders, we must disseminate promptly disclosure of the change in a manner reasonably calculated to inform security holders of the change. In a registered securities offering such as the exchange offers, the offer must remain open from the date that material changes to the exchange offer materials are disseminated to security holders, as follows:

(i) five business days for a prospectus supplement containing a material change other than price or share levels;

(ii) ten business days for a prospectus supplement containing a change in price, the amount of securities sought, the dealer’s soliciting fee, or other similarly significant change;

(iii) ten business days for a prospectus supplement included as part of a post-effective amendment; and

(iv) twenty business days for a revised prospectus when the initial prospectus was materially deficient.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offers by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate any exchange offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to such exchange offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

Interest on the Exchange Notes will accrue at a rate of 3.000% per year in the case of the Exchange 2024 Notes, 3.750% per year in the case of the Exchange 2025 Notes, 4.650% per year in the case of the Exchange 2026 Notes, 3.375% per year in the case of the Exchange 2027 Notes, 4.000% per year in the case of the Exchange 2028 Notes and 4.900% per year in the case of the Exchange 2029 Notes, in each case from the most recent date to which interest on the respective Original Notes has been paid. Interest on each series of Notes is payable semi-annually in cash in arrears on March 15 and September 15.

Conditions to the Exchange Offers

Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate any or all of the exchange offers as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•

any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•

any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offers which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offers as contemplated by this prospectus;

•

any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•

any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the Exchange Notes or the Original Notes or the value of the exchange offers to us; or

•

there shall have occurred (i) any suspension or limitation of trading in securities generally on the any national securities exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Original Notes and promptly return all tendered Original Notes to the tendering holders and terminate any or all of the exchange offers;

•

extend any or all of the exchange offers and retain all Original Notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those Original Notes (see “—Withdrawal of Tenders”); or

•

waive unsatisfied conditions relating to any or all of the exchange offers and accept all properly tendered Original Notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the exchange offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of Original Notes of the waiver, and extend the offer if required by law.

Any determination by us concerning the above events will be final and binding.

Procedures for Tendering

The tender by a holder of Original Notes, as set forth below, and our acceptance of the Original Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Unless the tender is being made in book-entry form, to tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 12:00 a.m. (midnight), New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 12:00 a.m. (midnight), New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Original Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an “eligible institution”).

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate any or all of the exchange offers. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by us;

•	the Exchange Notes acquired in connection with the exchange offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•

it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the exchange offers;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or any of the Guarantors; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Original Notes may be withdrawn at any time prior to 12:00 a.m. (midnight), New York City time, on the expiration date. In addition, if we have not accepted for payment the Original Notes you have tendered to us, you may also withdraw your Original Notes at any time after 12:00 a.m. (midnight), New York City time, on March 14, 2019, the 40th business day following the commencement of the exchange offers.

To withdraw a tender of Original Notes in connection with the exchange offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 12:00 a.m. (midnight), New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent in connection with the exchange offers. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the indentures governing the Notes. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, c/o The Bank of New York Mellon Corporation, Issuer & Loan Services / CSD – Reorg, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Eric Herr. The exchange agent’s telephone number is (315) 414-3362, facsimile number is (732) 667-9408 and email is eric.herr@bnymellon.com.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We will pay certain other expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. If, however, Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered; tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offers, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes related to the exchange offers. We will record the expenses of the exchange offers as incurred.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the exchange offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offers, certain registration rights under the registration rights agreements will terminate.

In the event the exchange offers are completed, the Issuer generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF NOTES

The Issuer issued the Original 2024 Notes, the Original 2025 Notes, the Original 2027 Notes and the Original 2028 Notes and will issue the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes under an Indenture, dated as of August 24, 2017 (the “Base 2017 Indenture”), by and among WRKCo Inc. (formerly known as WestRock Company, the “Issuer”), WestRock MWV, LLC (“WRK MWV”), WestRock RKT, LLC (formerly known as WestRock RKT Company, “WRK RKT” and, together with WRK MWV, the “Subsidiary Guarantors” and each a “Subsidiary Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee, (the Base 2017 Indenture, as supplemented from time to time, the “2017 Indenture”). The Issuer issued the Original 2026 Notes and the Original 2029 Notes and will issue the Exchange 2026 Notes and the Exchange 2029 Notes under an Indenture, dated as of December 3, 2018 (the “Base 2018 Indenture”), by and among the Issuer, the Subsidiary Guarantors, WestRock Company (“Parent”, and together with the Subsidiary Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the Base 2018 Indenture, as supplemented from time to time, the “2018 Indenture” and, together with the 2017 Indenture, the “Indentures” and each an “Indenture”).

We refer to the Original 2024 Notes and the Exchange 2024 Notes together as the “2024 Notes,” the Original 2025 Notes and the Exchange 2025 Notes together as the “2025 Notes,” the Original 2026 Notes and the Exchange 2026 Notes as the “2026 Notes”, the Original 2027 Notes and the Exchange 2027 Notes together as the “2027 Notes,” the Original 2028 Notes and the Exchange 2028 Notes together as the “2028 Notes” and the Original 2029 Notes and the Exchange 2029 Notes as the “2029 Notes”. We refer to the 2024 Notes, the 2025 Notes, the 2026 Notes, the 2027 Notes, the 2028 Notes and the 2029 Notes together as the “notes.” As used below in this “Description of Notes” references to the “Issuer,” “we,” “our,” or “us” refer to WRKCo Inc. and not its parent or any of its subsidiaries.

Any Original Notes of a series that remain outstanding after completion of each of the exchange offers, together with the Exchange Notes of such series issued in the exchange offers, will be treated as a single class of securities under the applicable Indenture. The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

Unless the context otherwise requires, references in this “Description of Notes” include the Original Notes issued to the initial purchasers in private transactions that were not subject to the Securities Act and the Exchange Notes offered hereby which have been registered under the Securities Act.

The terms of the notes will include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the Indentures and is not a complete description thereof and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the applicable Indenture and the notes and those terms made part of the applicable Indenture by the Trust Indenture Act. We urge you to read the Indentures because they, and not this description, define your rights as holders of the notes. Copies of the Indentures are available upon written request to us as described in the section “Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable Indenture.

2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes

General

The 2017 Indenture permits us to issue an unlimited amount of debt securities in one or more series. We refer to the 2024 Notes, 2025 Notes, 2027 Notes and the 2028 Notes in this section as the “notes.” We issued the 2024 Original Notes, the 2025 Original Notes, the 2027 Original Notes and the 2029 Original Notes and will issue the 2024 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes and 2028 Exchange Notes as separate series of debt securities under the same 2018 Indenture.

We may, without notice to or the consent of the holders of the 2024 Notes, issue additional notes having identical terms as the 2024 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2024 Notes and will be treated as one class with the 2024 Notes, including for purposes of waivers, amendments and redemptions.

We may, without notice to or the consent of the holders of the 2025 Notes, issue additional notes having identical terms as the 2025 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2025 Notes and will be treated as one class with the 2025 Notes, including for purposes of waivers, amendments and redemptions.

We may, without notice to or the consent of the holders of the 2027 Notes, issue additional notes having identical terms as the 2027 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2027 Notes and will be treated as one class with the 2027 Notes, including for purposes of waivers, amendments and redemptions.

We may, without notice to or the consent of the holders of the 2028 Notes, issue additional notes having identical terms as the 2028 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2028 Notes and will be treated as one class with the 2028 Notes, including for purposes of waivers, amendments and redemptions.

The 2024 Notes will bear interest at the rate of 3.000% per annum. The 2024 Notes will mature on September 15, 2024. Interest on the 2024 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2024 Notes are registered at the close of business on March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2017 Indenture), next preceding such interest payment date. The 2024 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The 2025 Notes will bear interest at the rate of 3.750% per annum. The 2025 Notes will mature on March 15, 2025. Interest on the 2025 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2025 Notes are registered at the close of business on March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2017 Indenture), next preceding such interest payment date. The 2025 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The 2027 Notes will bear interest at the rate of 3.375% per annum. The 2027 Notes will mature on September 15, 2027. Interest on the 2027 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2027 Notes are registered at the close of business on March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2017 Indenture), next preceding such interest payment date. The 2027 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The 2028 Notes will bear interest at the rate of 4.000% per annum. The 2028 Notes will mature on March 15, 2028. Interest on the 2028 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2028 Notes are registered at the close of business on March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2017 Indenture), next preceding such interest payment date. The 2028 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

The notes will not be entitled to the benefit of any sinking fund.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be payable at the corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. Notes may be presented for exchange or registration of transfer at the office of the security registrar, which initially will be an office or agency of the trustee.

The Guarantees

As of the issue date of the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes, the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes will be guaranteed on a full, joint and several basis, by the Guarantors that currently guarantee the Original 2024 Notes, the Original 2025 Notes, the Original 2027 Notes and the Original 2028 Notes and our other obligations under the 2017 Indenture. Upon issuance, the Original 2024 Notes, the Original 2025 Notes, the Original 2027 Notes and the Original 2028 Notes and our other obligations under the 2017 Indenture were guaranteed by the Subsidiary Guarantors only. On November 2, 2018, in connection with the consummation of the KapStone Acquisition, WestRock Company became our direct parent and a Guarantor of the notes and our other obligations under the 2017 Indenture. The 2017 Indenture provides that the obligations of each Guarantor under its guarantee of the notes are limited to the maximum amount as will result in the obligations of such Guarantor under its guarantee of the notes not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) any other person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•

the successor or purchaser (if other than us or another Subsidiary Guarantor) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or purchaser (if other than us or another Subsidiary Guarantor) expressly assumes such Subsidiary Guarantor’s obligations on its guarantee under a supplemental indenture and the performance or observance of every covenant of the Subsidiary Guarantor under the 2017 Indenture;

•

immediately after giving effect to the transaction and treating any Debt which becomes the Subsidiary Guarantor’s or any of its subsidiaries’ obligation as a result of such transaction as having been incurred by such Subsidiary Guarantor or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	the Subsidiary Guarantor has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating compliance with these provisions.

Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of a Subsidiary Guarantor substantially as an entirety to any person in accordance with the 2017 Indenture, the successor formed by such consolidation or into or with which such Subsidiary Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, such Subsidiary Guarantor with the same effect as if it had been named as a Guarantor under the 2017 Indenture, and the predecessor shall be automatically and unconditionally released from all obligations under the 2017 Indenture and its guarantee; provided, however, that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on its guarantee.

Under the 2017 Indenture, a Subsidiary Guarantor will be automatically and unconditionally released from its guarantee of the notes and all its obligations under the 2017 Indenture, without any action required on the part of the Issuer, such Subsidiary Guarantor, the trustee or any holder of the notes, upon such Subsidiary Guarantor ceasing to be an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt if after giving effect thereto (and any other substantially concurrent transaction or transactions), such Subsidiary Guarantor is no longer an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt (other than, before giving effect to the release of its guarantee of the notes, the notes). For purposes of this release provision, “Capital Markets Debt” means any debt for borrowed money that (a) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (b) has an aggregate principal amount outstanding of at least $25.0 million.

In addition, if we exercise our defeasance or covenant defeasance option with respect to the notes of a series as described under “—Satisfaction and Discharge of the 2017 Indenture; Defeasance,” each Guarantor will be automatically and unconditionally released from its guarantee of the notes of such series and all its obligations under the 2017 Indenture.

Under the 2017 Indenture, the guarantee of Parent will be automatically released and will terminate upon the merger of Parent with or into the Issuer or a Subsidiary Guarantor, the consolidation of Parent with the Issuer or a Subsidiary Guarantor or the transfer of all or substantially all of the assets of Parent to the Issuer or a Subsidiary Guarantor.

If the guarantee of a Guarantor is released in accordance with the foregoing provisions, upon request of the Issuer or the applicable Guarantor, the trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the trustee without the consent of any holder of the notes.

Ranking

The notes will be our unsecured unsubordinated obligations and will rank equal in right of payment with all of our other existing and future unsubordinated obligations. The notes will be effectively subordinated to our existing and future secured obligations to the extent of the value of the assets securing such obligations. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries that do not guarantee the notes, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries that do not guarantee the notes on the assets and earnings of such subsidiaries.

Each guarantee of the notes will be an unsecured unsubordinated obligation of the applicable Guarantor and will rank equal in right of payment with all other existing and future unsubordinated obligations of such

Guarantor. Each guarantee of the notes will be effectively subordinated to all existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations. Each guarantee will be structurally subordinated to all existing and future indebtedness and other obligations of subsidiaries of the Guarantors that do not guarantee the notes and are not the Issuer, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of such subsidiaries on the assets and earnings of such subsidiaries.

The 2017 Indenture does not limit the amount of debt that we or our subsidiaries are permitted to incur.

Optional Redemption

2024 Notes

At any time before July 15, 2024 (the date that is two months prior to their maturity date (the “2024 Par Call Date”)), we may redeem the 2024 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2024 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2024 Notes that would be due if such 2024 Notes matured on the 2024 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2024 Par Call Date, we may redeem the 2024 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2024 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

2025 Notes

At any time before January 15, 2025 (the date that is two months prior to their maturity date (the “2025 Par Call Date”)), we may redeem the 2025 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2025 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2025 Notes that would be due if such 2025 Notes matured on the 2025 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2025 Par Call Date, we may redeem the 2025 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2025 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

2027 Notes

At any time before June 15, 2027 (the date that is three months prior to their maturity date (the “2027 Par Call Date”)), we may redeem the 2027 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2027 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2027 Notes that would be due if such 2027 Notes matured on the 2027 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2027 Par Call Date, we may redeem the 2027 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2027 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

2028 Notes

At any time before December 15, 2027 (the date that is three months prior to their maturity date (the “2028 Par Call Date”)), we may redeem the 2028 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2028 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2028 Notes that would be due if such 2028 Notes matured on the 2028 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2028 Par Call Date, we may redeem the 2028 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2028 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

At least 15 days but not more than 60 days before a redemption date, the Issuer shall give or cause to be given a notice of redemption to each holder whose notes are to be redeemed. Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.

For purposes of the foregoing discussion, the following definitions apply:

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes of the applicable series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of the applicable series.

“Comparable Treasury Price” means, as determined by the Issuer, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, a primary U.S. government securities dealer selected by SMBC Nikko Securities America, Inc. (or its respective successors or affiliates which are Primary Treasury Dealers), TD Securities (USA) LLC, HSBC Securities (USA) Inc., a primary U.S. government securities dealer selected by MUFG Securities Americas Inc. (or its respective successors or affiliates which are Primary Treasury Dealers) and Rabo Securities USA, Inc. and their respective successors with respect to the 2024 Notes and 2027 Notes, and means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, a primary U.S. government securities dealer selected by MUFG Securities Americas Inc. (or its respective successors or affiliates which are Primary Treasury Dealers), Scotia Capital (USA) Inc., a primary U.S. government securities dealer selected by SMBC Nikko Securities America, Inc. (or its respective successors or affiliates which are Primary Treasury Dealers) and SunTrust Robinson Humphrey, Inc. and their respective successors with respect to the 2025 Notes and 2028 Notes; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date (or, in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of the deposit of funds with the trustee).

“Treasury Rate” means, with respect to any redemption date, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the maturity date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding such redemption date (or in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of deposit of funds with the trustee).

Change of Control Offer

If a Change of Control Triggering Event with respect to a series of notes occurs, unless we have exercised our right to redeem the notes of such series as described under “—Optional Redemption,” each holder of the notes of such series will have the right to require us to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount of the notes of the applicable series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of holders of notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

We will be required to send a notice to each holder of the notes of the applicable series by first class mail or by overnight air courier promising next Business Day delivery, in either case prepaid, at its address or, in the case of notes held in book-entry form, by electronic transmission, with a copy to the trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (a “Change of Control Payment Date”). If the notice is given prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the notes electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all properly tendered notes or portions of notes of the applicable series that have not been validly withdrawn;

•	deposit with the paying agent the required payment for all properly tendered notes or portions of notes of such series that have not been validly withdrawn; and

•

deliver or cause to be delivered to the trustee the repurchased notes of such series, accompanied by an officers’ certificate stating the aggregate principal amount of repurchased notes of such series.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all of the notes properly tendered and not withdrawn under its offer.

With respect only to the 2025 Notes and 2028 Notes, if 90% or more in principal amount of either series of notes then outstanding has been redeemed or purchased hereunder pursuant to a Change of Control Offer, we may, at our option, on not less than 30 or more than 60 days’ notice to the holders of such series of notes given within 30 days after the relevant Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding notes of such series at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

The Change of Control Triggering Event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management. Parent has no present intention to engage in a transaction involving a Change of Control, although it is possible that Parent could decide to do so in the future. As contemplated by the definition of “Change of Control,” Parent could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2017 Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure, the capital structure of Parent or the credit ratings of the notes.

Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants described under the captions “—Certain Covenants—Restrictions on Liens” and “—Restrictions on Sale and Lease-Back Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Triggering Event, the 2017 Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

We may not have sufficient funds to repurchase all the notes upon a Change of Control Triggering Event. Even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our then existing debt instruments. See “Risk Factors—Risks Relating to the Notes—The Issuer may not have the funds to purchase the Notes tendered in connection with a change of control offer as required by the indentures governing the Notes.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder with respect to either series of notes to require us to repurchase the notes of the applicable series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. In addition, our board of directors may approve, for purposes of such definition, a slate of stockholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Triggering Event” that would trigger your right to require us to repurchase your notes as described above.

For purposes of the foregoing discussion, the following definitions apply:

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares;

(3)

the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of the Issuer cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Triggering Event” means the notes of the applicable series cease to be rated

Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the intention to effect any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings change), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces or publicly confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from any event or circumstance comprising part of or arising as a result of, or in respect of, such Change of Control or the first public announcement of the intention to effect such Change of Control (whether or not such Change of Control has occurred at the time of the downgrade or withdrawal in ratings). If a Rating Agency (including any successor to, or replacement Rating Agency for, a Rating Agency) is not providing a rating for the notes of such series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Issuer who:

(1)

was a member of such board of directors at the date of the First Supplemental Indenture, dated as of August 24, 2017, with respect to the 2024 Notes and the 2027 Notes and at the date of the Second Supplemental Indenture, dated as of March 6, 2018, with respect to the 2025 Notes and the 2028 Notes; or

(2)

was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer under the circumstances permitting the Issuer to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to provide rating services to issuers or investors, the Issuer may appoint a replacement for such Rating Agency.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Restrictions on Liens

We will not, and will not cause or permit any of our subsidiaries to, create, suffer to exist, permit, incur or assume any Debt secured by a Mortgage on any of our or our subsidiaries’ Principal Property or any shares of

Capital Stock of a Domestic Subsidiary that is the direct owner of a Principal Property without equally and ratably securing the notes. However, the foregoing restrictions will not apply to:

(1)	Mortgages existing at the date on which the notes are first issued under the 2017 Indenture;

(2)	Mortgages on Principal Property or shares of Capital Stock of any person at the time the person becomes our subsidiary (plus subsequent additions and improvements thereto);

(3)

Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of such Principal Property or Capital Stock by us or our subsidiary (plus subsequent additions and improvements thereto);

(4)

Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by us or our subsidiary, or to secure any Debt or obligation incurred by us or our subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

(5)	Mortgages securing any Debt or obligation of any of our subsidiaries owing to us or to another subsidiary;

(6)

Mortgages on property or assets (plus subsequent additions and improvements thereto) of a person existing at the time the person is merged into or consolidated with us or our subsidiary or at the time of a sale, conveyance, transfer, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or our subsidiary;

(7)

Mortgages on property or assets (plus subsequent additions and improvements thereto) of a person existing at the time we merge into or consolidate with this person or at the time of a sale, conveyance, transfer, lease or other disposition of our properties as an entirety or substantially as an entirety to this person;

(8)

Mortgages on our or our subsidiaries’ property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;

(9)

Mortgages on our or our subsidiaries’ property or assets securing Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such Mortgages (plus subsequent additions and improvements thereto) or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment;

(10)

Mortgages under worker’s compensation laws or similar legislation and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which we or any of our subsidiaries is a party, or to secure our or our subsidiaries’ public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, pensions, other post-employment benefits, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which we or our subsidiaries are a party;

(11)

Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against us or our subsidiaries with respect to which we or our subsidiaries are in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired;

Mortgages relating to final unappealable judgment liens which are satisfied within 60 days of the date of judgment; or Mortgages incurred by us or any of our subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which we or our subsidiaries is a party;

(12)

Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlord’s liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of our or our subsidiaries’ business or the ownership of our respective property or assets not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of our board of directors, materially impair the use or value of such property or assets;

(13)

any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the foregoing paragraphs (1) to (12) inclusive; provided that the principal amount of the Debt being extended, renewed or replaced is not increased (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase premium in connection with such extension, renewal or replacement) and such extension, renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property or shares of Capital Stock that secured the Mortgage extended, renewed or replaced plus improvements on such property; and

(14)

Mortgages not permitted by paragraphs (1) through (13) above if at the time of and after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of our and our subsidiaries’ Debt secured by such Mortgages not so permitted by paragraphs (1) through (13) above, together with the Attributable Debt in respect of Sale and Lease-Back Transactions in respect of Principal Property not otherwise permitted by the covenant described under “—Restrictions on Sale and Lease-Back Transactions”, does not exceed 15% of Consolidated Net Tangible Assets measured at the time of creation or assumption of such Mortgage.

Restrictions on Sale and Lease-Back Transactions

We will not, and will not permit any of our subsidiaries to, enter into any Sale and Lease-Back Transaction in respect of Principal Property unless:

(1)

we or such subsidiary would, at the time of entering into such Sale and Lease-Back Transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the notes;

(2)

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to their fair value, as determined by our board of directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the Sale and Lease-Back Transaction:

(a)	to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or

(b)	to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision of:

(i)	securities or Funded Debt ranking equally with or senior to the notes, any guarantee of the notes or Funded Debt of any subsidiary, or

(ii)	Debt incurred by us or any subsidiary within 180 days prior to the effective date of any such Sale and Lease-Back Transaction that:

(X)	was used solely to finance the acquisition of the Principal Property that is the subject of such Sale and Lease-Back Transaction, and

(Y)	is secured by a Mortgage on the Principal Property that is the subject of such Sale and Lease-Back Transaction; or

(3)

the lease in the Sale and Lease-Back Transaction secures or relates to Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such leases or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

Certain Definitions

“Affiliate” of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Attributable Debt” means, as to any particular lease under which any person is at the time liable, at the date of determination, the total net amount of rent required to be paid by such person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by us, compounded annually. The net amount of rent required to be paid under the lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents. In the case of any lease terminable by the lessee upon the payment of a penalty, the Issuer may elect for purposes of the determination of Attributable Debt either (1) that the net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated or (2) that such penalty be disregarded but that rent be considered as required to the scheduled termination of such lease.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including any preferred interest but excluding any debt securities convertible into such shares or other interests.

“Consolidated Net Tangible Assets” means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

(1)	all current liabilities (other than scheduled maturities of Debt previously recorded as long-term debt), and

(2)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly balance sheet of the Issuer and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Debt” means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

“Funded Debt” means, on the date of determination, any Debt maturing by its terms more than 12 months from such date, including any Debt renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Principal Property” means any manufacturing plant or manufacturing facility:

(1)	owned by us or any of our subsidiaries,

(2)	located in the continental United States, and

(3)	the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets,

except any plant or facility which, in the opinion of our board of directors as evidenced by a board resolution, is not of material importance to our and our subsidiaries’ business taken as a whole.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Issuer or any subsidiary of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Issuer and any subsidiary, between any subsidiary and the Issuer, or between subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such subsidiary to such person with the intent of taking back a lease of such Principal Property.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless:

•

the successor or purchaser (if other than us) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or purchaser (if other than us) expressly assumes our obligations on the notes under a supplemental indenture and the performance or observance of every covenant of the 2017 Indenture to be performed by us;

•

immediately after giving effect to the transaction and treating any Debt which becomes our or any of our subsidiaries’ obligation as a result of such transaction as having been incurred by us or our subsidiaries at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any person in accordance with the 2017 Indenture, the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance, transfer or lease, the provisions of the 2017 Indenture referring to the “Issuer” shall refer instead to the successor and not to the Issuer), and shall exercise every right and power of, the Issuer under the 2017 Indenture with the same effect as if such successor had been named as the Issuer therein, and the predecessor shall be released from all obligations under the 2017 Indenture and the notes; provided, however, that in the event of a lease, the predecessor shall not be released from its payment obligations on the notes.

Events of Default

Each of the following is an “Event of Default” in respect of each series of notes:

(1)	default in the payment in respect of the principal of any note of such series when due and payable (whether at stated maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)	default in the payment of any interest upon any note of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)

default in the performance, or breach, of any covenant or agreement in the 2017 Indenture by the Issuer or any Guarantor (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the trustee or to the Issuer and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series;

(4)

a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by the Issuer or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $150.0 million, with respect to the 2024 Notes and 2027 Notes, and $200.0 million, with respect to the 2025 Notes and 2028 Notes, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $150.0 million, with respect to the 2024 Notes and 2027 Notes, and $200.0 million, with respect to the 2025 Notes and 2028 Notes, of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(5)

the entry against the Issuer or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $150.0 million, with respect to the 2024 Notes and 2027 Notes, and $200.0 million, with respect to the 2025 Notes and 2028 Notes, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(6)

certain events in bankruptcy, insolvency or reorganization affecting the Issuer or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(7)

except as permitted by the 2017 Indenture, any guarantee of the notes of such series shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect.

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default with respect to the notes of a series (other than an Event of Default specified in clause (6) above with respect to the Issuer) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of such series may declare the principal of all of the outstanding notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Issuer (and to the trustee if given by holders of the notes); provided, however, that after such acceleration, but before a judgment or decree based on acceleration has been obtained or entered, the holders of a majority in aggregate principal amount of the then outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal of or interest on the notes of such series, have been cured or waived as provided in the 2017 Indenture.

In the event of a declaration of acceleration of the notes of a series solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the trustee for the payment of amounts due on the notes of such series.

If an Event of Default specified in clause (6) above occurs with respect to the Issuer, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The trustee may withhold from holders of the notes of a series notice of any default (except default in payment of principal, premium, if any, and interest) if the trustee determines that withholding notice is in the interests of the holders.

No holder of any note will have any right to institute any proceeding with respect to the 2017 Indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes of such series shall have made written request to the trustee, and provided indemnity satisfactory to the trustee, to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a holder of a note directly (as opposed to through the trustee) for enforcement of payment of the principal of, premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Issuer will be required to furnish to the trustee annually a statement as to the performance of certain obligations under the 2017 Indenture and as to any default in such performance. The Issuer also is required to notify the trustee if it becomes aware of the occurrence of any default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any holders of notes, the Issuer, the Guarantors and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to the 2017 Indenture and any of the notes for any of the following purposes:

(1)

to evidence the succession of another person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or the applicable Guarantor in the 2017 Indenture, any guarantee and the notes;

(2)	to add to the covenants of the Issuer or any Guarantor for the benefit of the holders, or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(3)	to add additional Events of Default;

(4)	to provide for uncertificated notes of a series in addition to or in place of the definitive notes of a series;

(5)	to evidence and provide for the acceptance of appointment under the 2017 Indenture by a successor trustee;

(6)	to add a Guarantor or to release a Guarantor in accordance with the 2017 Indenture;

(7)	to secure the notes;

(8)	to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)

to make any other provisions with respect to matters or questions arising under the 2017 Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the holders of the notes of the applicable series in any material respect, as determined in good faith by the board of directors of the Issuer;

(10)	to conform the text of the 2017 Indenture, any supplemental indenture or the notes to any provision of this “Description of Notes”;

(11)	to establish the form or terms of notes of any series as permitted in accordance with the 2017 Indenture; or

(12)	to effect or maintain the qualification of the 2017 Indenture under the Trust Indenture Act.

With the consent of the holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the 2017 Indenture (including consents obtained in connection with a tender offer or exchange offer) and then outstanding, voting as a single class, the Issuer and the trustee may enter into a supplemental indenture or supplemental indentures to the 2017 Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2017 Indenture, the debt securities or the guarantees or of modifying in any manner the rights of the holders of the debt securities under the 2017 Indenture as determined by the Issuer in good faith (which determination shall be binding), including the definitions therein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect a series of debt securities under the 2017 Indenture, as determined by the Issuer in good faith (which determination shall be binding), such supplemental indenture shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such supplemental indenture would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the 2017 Indenture and then outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:

(1)

change the stated maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(2)	modify or change any provision of the 2017 Indenture affecting the ranking of any notes or any guarantee in a manner adverse to the holders of such notes; or

(3)

modify any of the provisions of this paragraph or the second succeeding paragraph, except to increase any such percentage required for such actions or to provide that other provisions of the 2017 Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

In addition, unless permitted by another provision of the 2017 Indenture, without the consent of the holders of 66 2/3% in aggregate principal amount of the notes of a series (including consents obtained in connection with a tender offer or exchange offer), no such supplemental indenture shall release any Guarantor from its guarantee of the notes of such series.

The holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the 2017 Indenture and then outstanding, voting as a single class, may on behalf of the holders of all the debt securities issued pursuant to the 2017 Indenture waive any prospective, existing or past default under the 2017 Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect a series of debt securities under the 2017 Indenture, such waiver shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such waiver would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the 2017 Indenture and then outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the holder of each outstanding note affected thereby in the case of a default:

(1)

in any payment in respect of the principal of, premium, if any, or interest on any notes (including any note which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(2)	in respect of a covenant or provision hereof which under the 2017 Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Any such waiver may be obtained in connection with a tender offer or exchange offer for the notes of a series.

Satisfaction and Discharge of the 2017 Indenture; Defeasance

The Issuer may terminate the obligations of it and any Guarantor under the 2017 Indenture with respect to a series of notes when:

(1)

either: (A) all notes of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation, or (B) all notes of such series not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes of such series, not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest to the stated maturity or date of redemption;

(2)	the Issuer has paid or caused to be paid all other sums then due and payable under the 2017 Indenture with respect to such series of notes by the Issuer;

(3)

the Issuer has delivered irrevocable instructions to the trustee under the 2017 Indenture to apply the deposited money toward the payment of the notes of such series at stated maturity or on the redemption date, as the case may be; and

(4)

the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the 2017 Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have its and the Guarantors’ obligations discharged with respect to the outstanding notes of a series (“defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series, except for:

(1)	the rights of holders of the notes of such series to receive payments in respect of the principal of, any premium and interest on the notes of such series when payments are due;

(2)

the Issuer’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee;

(4)	the Issuer’s rights, if any, to redeem the notes of such series; and

(5)	the defeasance provisions of the 2017 Indenture.

In addition, the Issuer may elect, at its option, to have its and the Guarantors’ obligations released with respect to certain covenants, including, without limitation, its obligation to make a Change of Control Offer in connection with any Change of Control Triggering Event, in the 2017 Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a default or an Event of Default with respect to the notes of the relevant series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events of the Issuer) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes of the relevant series. If the Issuer exercises its defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations under its guarantee of the notes of the relevant series.

In order to exercise either defeasance or covenant defeasance with respect to the notes of a series:

(1)

the Issuer must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of such series: (A) money in an amount, or (B) non-callable U.S. government obligations, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge the entire indebtedness in respect of the principal of, premium, if any, and interest on the notes of such series on the stated maturity thereof or the redemption date thereof, as the case may be, in accordance with the terms of the 2017 Indenture and the notes of such series;

(2)

in the case of defeasance, the Issuer shall have delivered to the trustee an opinion of counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (B) since the date of the 2017 Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of the notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the notes of such series and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)

in the case of covenant defeasance, the Issuer shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)

no Event of Default with respect to the outstanding notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Mortgage to secure such borrowing);

(5)

such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the 2017 Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(6)

the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all notes of such series not therefore delivered to the trustee for cancellation (x) have become due and payable, or (y) will become due and payable at stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer.

The Trustee

The Bank of New York Mellon Trust Company, N.A., acts as the trustee under the 2017 Indenture and will be the initial paying agent and registrar for the notes. The trustee or its affiliate from time to time may extend credit to the Issuer in the normal course of business. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the 2017 Indenture. During the continuance of an Event of Default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the 2017 Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The 2017 Indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding notes of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series, subject to certain exceptions. Subject to such provisions, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the 2017 Indenture at the request or direction of any of the holders pursuant to the 2017 Indenture, unless such holders shall have provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the notes or under the 2017 Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the trustee, each in its individual capacity, or (iii) any holder of equity in the trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Parent, the Issuer or any of their respective subsidiaries (including the Guarantors), as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the notes, any guarantee of the notes or the 2017 Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Governing Law

The 2017 Indenture and the notes and the guarantees are governed by, and will be construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

2026 Notes and 2029 Notes

General

The 2018 Indenture permits us to issue an unlimited amount of debt securities in one or more series. We refer to the 2026 Notes and the 2029 Notes in this section as the “notes.” We issued the 2026 Original Notes and

2029 Original Notes and will issue the 2026 Exchange Notes and the 2029 Exchange Notes as separate series of debt securities under the same 2018 Indenture.

We may, without notice to or the consent of the holders of the 2026 Notes, issue additional notes having identical terms as the 2026 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2026 Notes and will be treated as one class with the 2026 Notes, including for purposes of waivers, amendments and redemptions.

We may, without notice to or the consent of the holders of the 2029 Notes, issue additional notes having identical terms as the 2029 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial interest payment date and amount of interest payable on the initial interest payment date applicable thereto and any relevant transfer restrictions or registration rights. Subject to certain exceptions, any such additional notes will be part of the same series as the 2029 Notes and will be treated as one class with the 2029 Notes, including for purposes of waivers, amendments and redemptions.

The 2026 Notes will bear interest at the rate of 4.650% per annum. The 2026 Notes will mature on March 15, 2026. Interest on the 2026 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2026 Notes are registered at the close of business on the March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2018 Indenture), next preceding such interest payment date. The 2026 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The 2029 Notes will bear interest at the rate of 4.900% per annum. The 2029 Notes will mature on March 15, 2029. Interest on the 2029 Notes will be payable semiannually on March 15 and September 15 of each year to the persons in whose names the 2029 Notes are registered at the close of business on the March 1 or September 1, as the case may be (whether or not any such date is a business day, as that term is defined in the 2018 Indenture), next preceding such interest payment date. The 2029 Notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

The notes will not be entitled to the benefit of any sinking fund.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be payable at the corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. Notes may be presented for exchange or registration of transfer at the office of the security registrar, which initially will be an office or agency of the trustee.

The Guarantees

As of the issue date of the Exchange 2026 Notes and the Exchange 2029 Notes, the Exchange 2026 Notes and the Exchange 2029 Notes will be guaranteed on a full, joint and several basis, by the Guarantors that currently guarantee the Original 2026 Notes and the Original 2029 Notes and our other obligations under the 2018 Indenture. The 2018 Indenture provides that the obligations of each Guarantor under its guarantee of the notes will be limited to the maximum amount as will result in the obligations of such Guarantor under its guarantee of the notes not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) any other person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•

the successor or purchaser (if other than us or another Guarantor) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or purchaser (if other than us or another Guarantor) expressly assumes such Subsidiary Guarantor’s obligations on its guarantee under a supplemental indenture and the performance or observance of every covenant of such Subsidiary Guarantor under the 2018 Indenture;

•

immediately after giving effect to the transaction and treating any Debt which becomes the Subsidiary Guarantor’s or any of its subsidiaries’ obligation as a result of such transaction as having been incurred by such Subsidiary Guarantor or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	the Subsidiary Guarantor has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating compliance with these provisions.

Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of a Subsidiary Guarantor substantially as an entirety to any person in accordance with the 2018 Indenture, the successor formed by such consolidation or into or with which such Subsidiary Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, such Subsidiary Guarantor with the same effect as if it had been named as a Guarantor under the 2018 Indenture, and the predecessor shall be automatically and unconditionally released from all obligations under the 2018 Indenture and its guarantee; provided, however, that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on its guarantee.

Under the 2018 Indenture, a Subsidiary Guarantor will be automatically and unconditionally released from its guarantee of the notes and all its obligations under the 2018 Indenture, without any action required on the part of the Issuer, such Subsidiary Guarantor, the trustee or any holder of the notes, upon such Subsidiary Guarantor ceasing to be an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt if after giving effect thereto (and any other substantially concurrent transaction or transactions), such Subsidiary Guarantor is no longer an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt (other than, before giving effect to the release of its guarantee of the notes, the notes). For purposes of this release provision, “Capital Markets Debt” means any debt for borrowed money that (a) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (b) has an aggregate principal amount outstanding of at least $25.0 million.

Under the 2018 Indenture, the guarantee of Parent will be automatically released and will terminate upon the merger of Parent with or into the Issuer or another Guarantor, the consolidation of Parent with the Issuer or another Guarantor or the transfer of all or substantially all of the assets of Parent to the Issuer or a Guarantor.

In addition, if we exercise our defeasance or covenant defeasance option with respect to the notes of a series as described under “—Satisfaction and Discharge of the 2018 Indenture; Defeasance,” each Guarantor will be automatically and unconditionally released from its guarantee of the notes of such series and all its obligations under the 2018 Indenture.

If the guarantee of a Guarantor is released in accordance with the foregoing provisions, upon request of the Issuer or the applicable Guarantor, the trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the trustee without the consent of any holder of the notes.

Ranking

The notes will be our unsecured unsubordinated obligations and will rank equal in right of payment with all of our other existing and future unsubordinated obligations. The notes will be effectively subordinated to our existing and future secured obligations to the extent of the value of the assets securing such obligations. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries that do not guarantee the notes, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries that do not guarantee the notes on the assets and earnings of such subsidiaries.

Each guarantee of the notes will be an unsecured unsubordinated obligation of the applicable Guarantor and will rank equal in right of payment with all other existing and future unsubordinated obligations of such Guarantor. Each guarantee of the notes will be effectively subordinated to all existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations. Each guarantee will be structurally subordinated to all existing and future indebtedness and other obligations of subsidiaries of the Guarantors that do not guarantee the notes and are not the Issuer, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of such subsidiaries on the assets and earnings of such subsidiaries (unless the subsidiary is itself an obligor on the notes).

The 2018 Indenture will not limit the amount of debt that Parent, the Issuer or their respective subsidiaries are permitted to incur.

Optional Redemption

At any time before January 15, 2026, (the date that is two months prior to their maturity date (the “2026 Par Call Date”)), we may redeem the 2026 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2026 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2026 Notes that would be due if such 2026 Notes matured on the 2026 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2026 Par Call Date, we may redeem the 2026 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2026 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

At any time before December 15, 2028, (the date that is three months prior to their maturity date (the “2029 Par Call Date”)), we may redeem the 2029 Notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2029 Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2029 Notes that would be due if such 2029 Notes matured on the 2029 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2029 Par Call Date, we may redeem the 2029 Notes in whole or in part at a redemption price equal to 100% of the principal amount of the 2029 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

At least 15 days but not more than 60 days before a redemption date, the Issuer shall give or cause to be given a notice of redemption to each holder whose notes are to be redeemed. Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.

For purposes of the foregoing discussion, the following definitions apply:

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the trustee is located, or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes of the applicable series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of the applicable series.

“Comparable Treasury Price” means, as determined by the Issuer, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., a primary U.S. government securities dealer selected by Rabo Securities USA, Inc. (or its respective successors or affiliates which are Primary Treasury Dealers), a primary U.S. government securities dealer selected by SMBC Nikko Securities America, Inc. (or its respective successors or affiliates which are Primary Treasury Dealers) and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date (or, in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of the deposit of funds with the trustee).

“Treasury Rate” means, with respect to any redemption date, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the maturity date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding such redemption date (or in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of deposit of funds with the trustee).

Change of Control Offer

If a Change of Control Triggering Event with respect to a series of notes occurs, unless we have exercised our right to redeem the notes of such series as described under “—Optional Redemption,” each holder of the notes of such series will have the right to require us to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount of the notes of the applicable series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of holders of notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

We will be required to send a notice to each holder of the notes of the applicable series by first class mail or by overnight air courier promising next Business Day delivery, in either case prepaid, at its address or, in the case of notes held in book-entry form, by electronic transmission, with a copy to the trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (a “Change of Control Payment Date”). If the notice is given prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the notes electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all properly tendered notes or portions of notes of the applicable series that have not been validly withdrawn;

•	deposit with the paying agent the required payment for all properly tendered notes or portions of notes of such series that have not been validly withdrawn; and

•

deliver or cause to be delivered to the trustee the repurchased notes of such series, accompanied by an officers’ certificate stating the aggregate principal amount of repurchased notes of such series.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all of the notes properly tendered and not withdrawn under its offer.

If 90% or more in principal amount of any series of notes then outstanding has been redeemed or purchased hereunder pursuant to a Change of Control Offer, we may, at our option, on not less than 30 or more than 60 days’ notice to the holders of such series of notes given within 30 days after the relevant Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding notes of such series at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

The Change of Control Triggering Event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management. Parent has no present intention to engage in a transaction involving a Change of Control, although it is possible that Parent could decide to do so in the future. As contemplated by the definition of “Change of Control,” Parent could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2018 Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure, the capital structure of Parent or the credit ratings of the notes. Restrictions on Parent’s and its subsidiaries’ ability to incur liens and enter into sale and leaseback transactions are contained in the covenants described under the captions “—Certain Covenants—Restrictions on Liens” and “—Restrictions on Sale and Lease-Back Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Triggering Event, the 2018 Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

We may not have sufficient funds to repurchase all the notes upon a Change of Control Triggering Event. Even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our then existing debt instruments. See “Risk Factors—Risks Relating to the Notes—The Issuer may not have the funds to purchase the notes tendered in connection with a change of control offer as required by the indentures governing the Notes.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Parent’s assets and those of Parent’s subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder with respect to either series of notes to require us to repurchase the notes of the applicable series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Parent’s assets and the assets of Parent’s subsidiaries, taken as a whole, to another person or group may be uncertain. In addition, Parent’s board of directors may approve, for purposes of such definition, a slate of stockholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing would permit Parent’s board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Triggering Event” that would trigger your right to require us to repurchase your notes as described above.

For purposes of the foregoing discussion, the following definitions apply:

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares;

(3)

Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of Parent cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation or dissolution of Parent.

“Change of Control Triggering Event” means the notes of the applicable series cease to be rated Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the intention to effect any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings change), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces or publicly confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from any event or circumstance comprising part of or arising as a result of, or in respect of, such Change of Control or the first public announcement of the intention to effect such Change of Control (whether or not such Change of Control has occurred at the time of the downgrade or withdrawal in ratings). If a Rating Agency (including any successor to, or replacement Rating Agency for, a Rating Agency) is not providing a rating for the notes of such series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Parent who:

(1)	was a member of such board of directors at the date of the First Supplemental Indenture, dated as of December 3, 2018; or

(2)

was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer under the circumstances permitting the Issuer to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to provide rating services to issuers or investors, the Issuer may appoint a replacement for such Rating Agency.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Restrictions on Liens

Parent will not, and will not cause or permit any of its subsidiaries to, create, suffer to exist, permit, incur or assume any Debt secured by a Mortgage on any of its or its subsidiaries’ Principal Property or any shares of Capital Stock of a Domestic Subsidiary of Parent that is the direct owner of a Principal Property without equally and ratably securing the notes. However, the foregoing restrictions will not apply to:

(1)	Mortgages existing at the date on which the notes are first issued under the 2018 Indenture;

(2)	Mortgages on Principal Property or shares of Capital Stock of any person at the time the person becomes a subsidiary of Parent (plus subsequent additions and improvements thereto);

(3)

Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of such Principal Property or Capital Stock by Parent or its subsidiary (plus subsequent additions and improvements thereto);

(4)

Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by Parent or its subsidiary, or to secure any Debt or obligation incurred by Parent or its subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

(5)	Mortgages securing any Debt or obligation of any of Parent’s subsidiaries owing to Parent or to another subsidiary of Parent;

(6)

Mortgages on property or assets (plus subsequent additions and improvements thereto) of a person existing at the time the person is merged into or consolidated with Parent or its subsidiary or at the time of a sale, conveyance, transfer, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to Parent or its subsidiary;

(7)

Mortgages on property or assets (plus subsequent additions and improvements thereto) of a person existing at the time Parent merges into or consolidates with this person or at the time of a sale, conveyance, transfer, lease or other disposition of Parent’s properties as an entirety or substantially as an entirety to this person;

(8)

Mortgages on Parent’s or its subsidiaries’ property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;

(9)

Mortgages on Parent’s or its subsidiaries’ property or assets securing Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such Mortgages (plus subsequent additions and improvements thereto) or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment;

(10)

Mortgages under worker’s compensation laws or similar legislation and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which Parent or any of its subsidiaries is a party, or to secure Parent’s or its subsidiaries’ public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, pensions, other post-employment benefits, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which Parent or Parent’s subsidiaries are a party;

(11)

Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against Parent or Parent’s subsidiaries with respect to which Parent or Parent’s subsidiaries are in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; Mortgages relating to final unappealable judgment liens which are satisfied within 60 days of the date of judgment; or Mortgages incurred by Parent or any of Parent’s subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which Parent or Parent’s subsidiaries is a party;

(12)

Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlord’s liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of Parent or Parent’s subsidiaries’ business or the ownership of Parent’s respective property or assets not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of Parent’s board of directors, materially impair the use or value of such property or assets;

(13)

any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the foregoing paragraphs (1) to (12) inclusive; provided that the principal amount of the Debt being extended, renewed or replaced is not increased (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase premium in connection with such extension, renewal or replacement) and such extension, renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property or shares of Capital Stock that secured the Mortgage extended, renewed or replaced plus improvements on such property; and

(14)

Mortgages not permitted by paragraphs (1) through (13) above if at the time of and after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of Parent’s and Parent’s subsidiaries’ Debt secured by such Mortgages not so permitted by paragraphs (1) through (13) above, together with the Attributable Debt in respect of Sale and Lease-Back Transactions in respect of Principal Property not otherwise permitted by the covenant described under “—Restrictions on Sale and Lease-Back Transactions”, does not exceed 15% of Consolidated Net Tangible Assets measured at the time of creation or assumption of such Mortgage.

Restrictions on Sale and Lease-Back Transactions

Parent will not, and will not permit any of its subsidiaries to, enter into any Sale and Lease-Back Transaction in respect of Principal Property unless:

(1)

Parent or such subsidiary would, at the time of entering into such Sale and Lease-Back Transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the notes;

(2)

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to their fair value, as determined by Parent’s board of directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the Sale and Lease-Back Transaction:

(a)	to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or

(b)	to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision, of:

(i)	securities or Funded Debt ranking equally with or senior to the notes, any guarantee of the notes or Funded Debt of any subsidiary of Parent, or

(ii)	Debt incurred by Parent or any subsidiary of Parent within 180 days prior to the effective date of any such Sale and Lease-Back Transaction that:

(X)	was used solely to finance the acquisition of the Principal Property that is the subject of such Sale and Lease-Back Transaction, and

(Y)	is secured by a Mortgage on the Principal Property that is the subject of such Sale and Lease-Back Transaction; or

(3)

the lease in the Sale and Lease-Back Transaction secures or relates to Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such leases or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

Certain Definitions

“Affiliate” of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Attributable Debt” means, as to any particular lease under which any person is at the time liable, at the date of determination, the total net amount of rent required to be paid by such person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by us, compounded annually. The net amount of rent required to be paid under the lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents. In the case of any lease terminable by the lessee upon the payment of a penalty, Parent may elect for purposes of the determination of Attributable Debt either (1) that the net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated or (2) that such penalty be disregarded but that rent be considered as required to the scheduled termination of such lease.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including any preferred interest but excluding any debt securities convertible into such shares or other interests.

“Consolidated Net Tangible Assets” means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

(1)	all current liabilities (other than scheduled maturities of Debt previously recorded as long-term debt), and

(2)

all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly balance sheet of Parent and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Debt” means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.

“Domestic Subsidiary of Parent” means any subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

“Funded Debt” means, on the date of determination, any Debt maturing by its terms more than 12 months from such date, including any Debt renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Principal Property” means any manufacturing plant or manufacturing facility:

(1)	owned by Parent or any of Parent’s subsidiaries,

(2)	located in the continental United States, and

(3)

the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets, except any plant or facility which, in the opinion of Parent’s board of directors as evidenced by a board resolution, is not of material importance to Parent and its subsidiaries’ business taken as a whole.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by Parent or any subsidiary of Parent of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Parent and any subsidiary of Parent, between any subsidiary of Parent and Parent, or between subsidiaries of Parent), which Principal Property has been or is to be sold or transferred by Parent or such subsidiary of Parent to such person with the intent of taking back a lease of such Principal Property.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

Consolidation, Merger and Sale of Assets

The Issuer

The Issuer may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless:

•

the successor or purchaser (if other than us) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or purchaser (if other than us) expressly assumes our obligations on the notes under a supplemental indenture and the performance or observance of every covenant of the 2018 Indenture to be performed by us;

•

immediately after giving effect to the transaction and treating any Debt which becomes our or any of our subsidiaries’ obligation as a result of such transaction as having been incurred by us or our subsidiaries at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any person in accordance with the 2018 Indenture, the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance, transfer or lease, the provisions of the 2018 Indenture referring to the “Issuer”, as applicable, shall refer instead to the successor and not to the Issuer), and shall exercise every right and power of, the Issuer under the 2018 Indenture with the same effect as if such successor had been named the Issuer therein, and the predecessor shall be released from all obligations under the 2018 Indenture and the notes; provided, however, that in the event of a lease, the predecessor shall not be released from its payment obligations on the notes.

Parent

Parent may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless:

•

the successor or purchaser (if other than Parent) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or purchaser (if other than Parent, the Issuer or another Guarantor) expressly assumes Parent’s obligations on its guarantee under a supplemental indenture and the performance or observance of every covenant of the 2018 Indenture to be performed by Parent;

•

immediately after giving effect to the transaction and treating any Debt which becomes Parent’s or any of Parent’s subsidiaries’ obligation as a result of such transaction as having been incurred by Parent or Parent’s subsidiaries at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	Parent has delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of Parent substantially as an entirety to any person in accordance with the 2018 Indenture, the successor formed by such consolidation or into or with which Parent is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, with the same effect as if such successor had been named therein, and the predecessor shall be automatically and unconditionally released from all obligations under the 2018 Indenture and its guarantees; provided, however, that in the event of a lease, the predecessor shall not be released from its payment obligations on its guarantees.

Events of Default

Each of the following is an “Event of Default” in respect of each series of notes:

(1)	default in the payment in respect of the principal of any note of such series when due and payable (whether at stated maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)	default in the payment of any interest upon any note of such series when it becomes due and payable and continuance of such default for a period of 30 days;

(3)

default in the performance, or breach, of any covenant or agreement in the 2018 Indenture by the Issuer or any Guarantor (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the trustee or to the Issuer and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series;

(4)

a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by Parent, the Issuer or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $200.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $200.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(5)

the entry against Parent, the Issuer or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $200.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(6)

certain events in bankruptcy, insolvency or reorganization affecting Parent, the Issuer or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(7)

except as permitted by the 2018 Indenture, any guarantee of the notes of such series shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect.

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default with respect to the notes of a series (other than an Event of Default specified in clause (6) above with respect to the Issuer) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of such series may declare the principal of all of the outstanding notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Issuer (and to the trustee if given by holders of the notes); provided, however, that after such acceleration, but before a judgment or decree based on acceleration has been obtained or entered, the holders of a majority in aggregate principal amount of the then outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal of or interest on the notes of such series, have been cured or waived as provided in the 2018 Indenture.

In the event of a declaration of acceleration of the notes of a series solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the trustee for the payment of amounts due on the notes of such series.

If an Event of Default specified in clause (6) above occurs with respect to the Issuer, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The trustee may withhold from holders of the notes of a series notice of any default (except default in payment of principal, premium, if any, and interest) if the trustee determines that withholding notice is in the interests of the holders.

No holder of any note will have any right to institute any proceeding with respect to the 2018 Indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes of such series shall have made written request to the trustee, and provided indemnity satisfactory to the trustee, to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a holder of a note directly (as opposed to through the trustee) for enforcement of payment of the principal of, premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Issuer will be required to furnish to the trustee annually a statement as to the performance of certain obligations under the 2018 Indenture and as to any default in such performance. The Issuer also is required to notify the trustee if it becomes aware of the occurrence of any default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any holders of notes, the Issuer, the Guarantors and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to the 2018 Indenture and any of the notes for any of the following purposes:

(1)

to evidence the succession of another person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or the applicable Guarantor in the 2018 Indenture, any guarantee and the notes;

(2)	to add to the covenants of the Issuer or any Guarantor for the benefit of the holders, or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(3)	to add additional Events of Default;

(4)	to provide for uncertificated notes of a series in addition to or in place of the definitive notes of a series;

(5)	to evidence and provide for the acceptance of appointment under the 2018 Indenture by a successor trustee;

(6)	to add a Guarantor or to release a Guarantor in accordance with the 2018 Indenture;

(7)	to secure the notes;

(8)	to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)

to make any other provisions with respect to matters or questions arising under the 2018 Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the holders of the notes of the applicable series in any material respect, as determined in good faith by the board of directors of the Issuer;

(10)	to conform the text of the 2018 Indenture, any supplemental indenture or the notes to any provision of this “Description of Notes”;

(11)	to establish the form or terms of notes of any series as permitted in accordance with the 2018 Indenture; or

(12)	to effect or maintain the qualification of the 2018 Indenture under the Trust Indenture Act.

With the consent of the holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the 2018 Indenture (including consents obtained in connection with a tender offer or exchange offer) and then outstanding, voting as a single class, the Issuer and the trustee may enter into a supplemental indenture or supplemental indentures to the 2018 Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2018 Indenture, the debt securities or the guarantees or of modifying in any manner the rights of the holders of the debt securities under the 2018 Indenture as determined by the Issuer in good faith (which determination shall be binding), including the definitions therein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect a series of debt securities under the 2018 Indenture, as determined by the Issuer in good faith (which determination shall be binding), such supplemental indenture shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such supplemental indenture would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the 2018 Indenture and then outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:

(1)

change the stated maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(2)	modify or change any provision of the 2018 Indenture affecting the ranking of any notes or any guarantee in a manner adverse to the holders of such notes; or

(3)

modify any of the provisions of this paragraph or the second succeeding paragraph, except to increase any such percentage required for such actions or to provide that other provisions of the 2018 Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

In addition, unless permitted by another provision of the 2018 Indenture, without the consent of the holders of 66 2/3% in aggregate principal amount of the notes of a series (including consents obtained in connection with a tender offer or exchange offer), no such supplemental indenture shall release any Guarantor from its guarantee of the notes of such series.

The holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the 2018 Indenture and then outstanding, voting as a single class, may on behalf of the holders of all the debt securities issued pursuant to the 2018 Indenture waive any prospective, existing or past default under the 2018 Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect a series of debt securities under the 2018 Indenture, such waiver shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such waiver would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the 2018 Indenture and then outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the holder of each outstanding note affected thereby in the case of a default:

(1)

in any payment in respect of the principal of, premium, if any or interest on any notes (including any note which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(2)	in respect of a covenant or provision hereof which under the 2018 Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Any such waiver may be obtained in connection with a tender offer or exchange offer for the notes of a series.

Satisfaction and Discharge of the 2018 Indenture; Defeasance

The Issuer may terminate the obligations of it and any Guarantor under the 2018 Indenture with respect to a series of notes when:

(1)

either: (A) all notes of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation or (B) all notes of such series not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes of such series, not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest to the stated maturity or date of redemption;

(2)	the Issuer has paid or caused to be paid all other sums then due and payable under the 2018 Indenture with respect to such series of notes by the Issuer;

(3)

the Issuer has delivered irrevocable instructions to the trustee under the 2018 Indenture to apply the deposited money toward the payment of the notes of such series at stated maturity or on the redemption date, as the case may be; and

(4)

the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the 2018 Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have its and the Guarantors’ obligations discharged with respect to the outstanding notes of a series (“defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series, except for:

(1)	the rights of holders of the notes of such series to receive payments in respect of the principal of, any premium and interest on the notes of such series when payments are due;

(2)

the Issuer’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee;

(4)	the Issuer’s rights, if any, to redeem the notes of such series; and

(5)	the defeasance provisions of the 2018 Indenture.

In addition, the Issuer may elect, at its option, to have its and the Guarantors’ obligations released with respect to certain covenants, including, without limitation, its obligation to make a Change of Control Offer in connection with any Change of Control Triggering Event, in the 2018 Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a default or an Event of Default with respect to the notes of the relevant series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events of the Issuer) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes of the relevant series. If the Issuer exercises its defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations under its guarantee of the notes of the relevant series.

In order to exercise either defeasance or covenant defeasance with respect to the notes of a series:

(1)

the Issuer must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of such series: (A) money in an amount, or (B) non-callable U.S. government obligations, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge the entire indebtedness in respect of the principal of, premium, if any, and interest on the notes of such series on the stated maturity thereof or the redemption date thereof, as the case may be, in accordance with the terms of the 2018 Indenture and the notes of such series;

(2)

in the case of defeasance, the Issuer shall have delivered to the trustee an opinion of counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (B) since the date of the 2018 Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of the notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the notes of such series and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)

in the case of covenant defeasance, the Issuer shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)

no Event of Default with respect to the outstanding notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Mortgage to secure such borrowing);

(5)

such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the 2018 Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(6)

the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all notes of such series not therefore delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable at stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer.

The Trustee

The Bank of New York Mellon Trust Company, N.A. acts as the trustee under the 2018 Indenture and will be the initial paying agent and registrar for the notes. The trustee or its affiliate from time to time may extend credit to the Issuer in the normal course of business. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the 2018 Indenture. During the continuance of an Event of Default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the 2018 Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The 2018 Indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding notes of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series, subject to certain exceptions. Subject to such provisions, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the 2018 Indenture at the request or direction of any of the holders pursuant to the 2018 Indenture, unless such holders shall have provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the notes or under the 2018 Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the trustee, each in its individual capacity, or (iii) any holder of equity in the trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Parent, the Issuer or any of their respective subsidiaries (including the Guarantors), as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the notes, any guarantee of the notes or the 2018 Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Governing Law

The 2018 Indenture and the notes and the guarantees are governed by, and will be construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a

Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the indentures. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the respective trustees thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the applicable indenture or such Global Notes. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the applicable trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Notes representing such Notes under the applicable indenture. Under the terms of the indentures, we and the trustees may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the applicable trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the applicable trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•

we notify the applicable trustee in writing that DTC is no longer willing or able to act as a depositary for the Global Notes or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the registrar has received a request from DTC or a beneficial owner in a Global Note to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the applicable trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the applicable trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the exchange offers to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for Exchange Notes pursuant to the exchange offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the exchange offers and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering the exchange offers should consult its own tax advisor regarding the tax consequences of the exchange offers to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of: (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period ending on the earlier of: (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuer has agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the validity of the Exchange Notes and guarantees thereof offered hereby relating to (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and (ii) Georgia law will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of WestRock Company as of September 30, 2018 and 2017, and for the three years ended September 30, 2018, appearing in WestRock Company’s Current Report (Form 8-K) dated January 16, 2019, and the effectiveness of WestRock Company’s internal control over financial reporting as of September 30, 2018 included in WestRock Company’s Annual Report (Form 10-K) for the year ended September 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and WestRock Company management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2018, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WRKCo Inc.

WestRock Company

Offer to Exchange up to $500,000,000 3.000% Senior Notes due 2024 for a like principal amount of 3.000% Senior Notes due 2024 which have been registered under the Securities Act;

Offer to Exchange up to $600,000,000 3.750% Senior Notes due 2025 for a like principal amount of 3.750% Senior Notes due 2025 which have been registered under the Securities Act;

Offer to Exchange up to $750,000,000 4.650% Senior Notes due 2026 for a like principal amount of 4.650% Senior Notes due 2026 which have been registered under the Securities Act;

Offer to Exchange up to $500,000,000 3.375% Senior Notes due 2027 for a like principal amount of 3.375% Senior Notes due 2027 which have been registered under the Securities Act;

Offer to Exchange up to $600,000,000 4.000% Senior Notes due 2028 for a like principal amount of 4.000% Senior Notes due 2028 which have been registered under the Securities Act; and

Offer to Exchange up to $750,000,000 4.900% Senior Notes due 2029 for a like principal amount of 4.900% Senior Notes due 2029 which have been registered under the Securities Act.

PROSPECTUS

February 4, 2019